UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

TRIUMPH BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Notice of 2021 Annual Meeting of

Stockholders and Proxy Statement

HELPING	TRIUMPH

HELPING	TRIUMPH

HELPING	TRIUMPH

HELPING	TRIUMPH

HELPING	TRIUMPH

TRIUMPH BANCORP, INC.

12700 Park Central Drive, Suite 1700

Dallas, Texas 75251

(214) 365-6900

March 16, 2021

Dear Triumph Bancorp, Inc. Stockholders,

You are cordially invited to attend the Annual Meeting of Stockholders of Triumph Bancorp, Inc. (the “Company”). The meeting will be held on Tuesday, April 27, 2021, starting at 10:00 a.m. (Central Time). In light of continuing health concerns surrounding the COVID-19 pandemic, for the health and safety of all of our people, including our stockholders, we have determined that the 2021 Annual Meeting will be held via a live audio-only webcast. Instructions on how to participate in the annual meeting are posted at www.proxydocs.com/TBK. Only stockholders who held shares as of the close of business on the record date, February 26, 2021, may vote at the Annual Meeting, including any adjournment thereof.

A Notice of Annual Meeting of Stockholders and the Proxy Statement for the meeting are attached. To ensure your representation at the Annual Meeting, you are urged to vote by proxy via the Internet or telephone pursuant to the instructions provided in the enclosed proxy card; or by completing, dating, signing and returning the enclosed proxy card.

The Notice of Annual Meeting and Proxy Statement on the following pages contain information about the official business of the Annual Meeting. Whether or not you expect to attend, please vote your shares now. This Proxy Statement is also available at www.proxydocs.com/TBK.

Sincerely,

Aaron P. Graft

President and Chief Executive Officer

          Triumph Bancorp  |  2021 Proxy Statement

Notice of Annual Meeting of Stockholders

To be held April 27, 2021

Meeting Information

Date:	April 27, 2021
Time:	10:00 a.m. Central Time
Location:	Via a live audio-only webcast at www.proxydocs.com/TBK There is no physical location for the 2021 Annual Meeting
Record Date:	Close of business, February 26, 2021

Voting Items

1.

To elect the ten directors named in the accompanying proxy statement to our Board of Directors to serve until the next annual meeting of stockholders or until their respective successors have been elected and qualified;

2.	To vote on a non-binding advisory resolution to approve the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement (the “Say on Pay Proposal”);

3.	To vote on a proposal to approve the Second Amendment to the Triumph Bancorp, Inc. 2014 Omnibus Incentive Plan;

4.	To ratify the appointment of Crowe LLP as our independent registered public accounting firm for the current fiscal year; and

5.	To transact any business as may properly come before the Annual Meeting or any adjournments or postponements.

We have adopted a virtual format for our 2021 Annual Meeting. In order to attend the Annual Meeting you must register in advance at www.proxydocs.com/TBK prior to the deadline of Friday, April 23, 2021 at 5:00 p.m. Eastern Time Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you to access the meeting and will also permit you to submit questions.

We are furnishing our 2020 Annual Report and proxy materials to our stockholders primarily through the Internet this year in accordance with rules adopted by the Securities and Exchange Commission. Stockholders of record have been mailed a Notice of Internet Availability of Proxy Materials on or around March 16, 2021, which provides them with instructions on how to vote and how to access the 2020 Annual Report and proxy materials on the Internet. It also provides instructions on how to request paper copies of these materials.

Stockholders of record who previously enrolled in a program to receive electronic versions of the 2020 Annual Report and proxy materials will receive an email notice with details on how to access those materials and how to vote.

Triumph Bancorp  |  2021 Proxy Statement

How to Vote

Stockholders of record may vote:

•	By Internet: go to www.proxypush.com/TBK

•	By phone: call 866-206-5381

•	By mail: complete and return the enclosed proxy card in the postage prepaid envelope provided.

If your shares are held in the name of a broker, bank or other stockholder of record, please follow the voting instructions that you receive from the broker, bank or other stockholder of record entitled to vote your shares.

The Board of Directors has fixed the close of business on February 26, 2021 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,
March 16, 2021
Dallas, Texas	Aaron P. Graft
President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders

to be Held on April 27, 2021.

The Proxy Statement for the 2021 Annual Meeting, the Notice of the 2021 Annual Meeting, the form of proxy and the Company’s 2020 Annual Report are available at www.proxydocs.com/TBK.

          Triumph Bancorp  |  2021 Proxy Statement

Triumph Bancorp  |  2021 Proxy Statement

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all the information you should consider in voting your shares. Please read the complete proxy statement and our annual report carefully before voting.

Meeting Information

Date:	April 27, 2021
Time:	10:00 a.m. Central Time
Location:	Via live audio-only webcast at www.proxydocs.com/TBK There is no physical location for the 2021 Annual Meeting
Record Date:	Close of business, February 26, 2021

How to Vote

Your vote is important. You may vote your shares via the Internet, by telephone, by mail or in person at the Annual Stockholder Meeting. Please refer to the section “Information Concerning Solicitation and Voting” on page 1 for detailed voting instructions. If you vote via the Internet, by telephone or in person at the Annual Stockholder Meeting, you do not need to mail in a proxy card.

INTERNET	TELEPHONE	MAIL	IN PERSON

Visit www.proxyvote.com. You will need the control number printed on your notice, proxy card or voting instruction form.	Dial toll-free (1-800-690-6903) or the telephone number on your voting instruction form. You will need the control number printed on your notice, proxy card or voting instruction form.	If you received a paper copy of the proxy materials, send your completed and signed proxy card or voting instruction form using the enclosed postage- paid envelope.	By registering to attend the virtual meeting at www.proxydocs.com/TBK and following the instructions for attendance and voting.

Matters to be Voted Upon

Proposals		Required Approval	Board Recommendation	Page Reference

1.	Election of Directors	Majority of Votes Cast	FOR each Nominee	5
2.	Management Proposal Regarding Advisory Approval of the Company’s Executive Compensation	Majority of Votes Cast	FOR	48

3.	Management Proposal to Approve the Second Amendment to the Company’s 2014 Omnibus Incentive Plan	Majority of Votes Cast	FOR	49

4.	Ratification of Selection of Independent Registered Public Accounting Firm	Majority of Votes Cast	FOR	55

          Triumph Bancorp  |  2021 Proxy Statement

TRIUMPH BANCORP, INC.

12700 Park Central Drive, Suite 1700

Dallas, Texas 75251

(214) 365-6900

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

APRIL  27, 2021

INFORMATION CONCERNING SOLICITATION AND VOTING

Introduction

We are furnishing this Proxy Statement on behalf of the Board of Directors (the “Board of Directors”) of Triumph Bancorp, Inc. (“Triumph”), a Texas corporation, for use at our 2021 Annual Meeting of Stockholders, or at any adjournments or postponements of the meeting (the “Annual Meeting”), for the purposes set forth below and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held via a live audio-only webcast at www.proxydocs.com/TBK. There is no physical location for the 2021 Annual Meeting.

In accordance with rules and regulations adopted by the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders on the Internet. You will not receive a printed copy of the proxy materials, unless specifically requested. The Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy on the Internet.

As used in this Proxy Statement, the terms “us”, “we”, “our”, the “Company” and “Triumph” refer to Triumph Bancorp, Inc., and, where appropriate, Triumph Bancorp, Inc., and its subsidiaries. The term “Common Stock” means shares of our Common Stock, par value, $0.01 per share.

Stockholders Entitled to Notice and to Vote; Quorum

Only holders of record of our Common Stock at the close of business on February 26, 2021, which the Board of Directors has set as the record date, are entitled to notice of, and to vote at, the Annual Meeting. As of February 26, 2021 we had 24,882,929 shares of Common Stock outstanding and entitled to vote at the Annual Meeting, and our shares of Common Stock were held by approximately 347 stockholders of record. Each stockholder of record of Common Stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. There are no cumulative voting rights in the election of directors.

The presence, in person or by proxy, of a majority of the votes entitled to be cast on a matter to be voted on at the Annual Meeting constitutes a quorum for action on that matter. The shares of Common Stock represented by properly executed proxy cards or properly authenticated voting instructions recorded electronically through the Internet or by telephone, will be counted for purposes of determining the presence of a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

Triumph Bancorp  |  2021 Proxy Statement

Distinction Between Holding Shares as a Stockholder of Record and as a Beneficial Owner

Some of our stockholders hold their shares through a broker, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those shares owned beneficially.

•

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, then you are considered, with respect to those shares, the “stockholder of record.” As the stockholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote in person at the Annual Meeting.

•

Beneficial Owner. If your shares are held in a brokerage account, by a trustee or, by another nominee, then you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee, or nominee how to vote and you also are invited to attend the Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

If you are not a stockholder of record, please understand that we do not know that you are a stockholder, or how many shares you own.

Voting Deadline

If you are a stockholder of record on the record date, then your proxy must be received no later than 11:59 p.m., Central Time on April 26, 2021 to be counted. If you are the beneficial owner of your shares held through a broker, trustee, or other nominee, please follow the instructions of your broker, trustee, or other nominee in determining the deadline for submitting your proxy.

Voting without Attending the Annual Meeting

Whether you hold shares directly as a stockholder of record or through a broker, trustee, or other nominee, you may direct how your shares are voted without attending the Annual Meeting. You may give voting instructions by the Internet, by telephone, or by mail. Instructions are on the proxy card. The proxy holders will vote all properly executed proxies that are delivered in response to this solicitation, and not later revoked, in accordance with the instructions given by you.

Voting in Person

Shares held in your name as the stockholder of record on the record date may be voted in person at the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee, or other nominee that holds your shares giving you the right to vote the shares. As there is no physical location for the 2021 Annual Meeting, in order to attend virtual meeting you must register at www.proxydocs.com/TBK and follow the instructions for accessing the virtual meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote by proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

The vote you cast in person will supersede any previous votes that you may have submitted, whether by Internet, telephone, or mail.

Required Votes

At the Annual Meeting, stockholders will consider and act upon (1) the election of ten directors to our Board of Directors to serve until the next annual meeting of stockholders or until their respective successors have been elected and qualified, (2) the Say on Pay Proposal, (3) the approval of the Second Amendment to

2        Triumph Bancorp  |  2021 Proxy Statement

the Company’s 2014 Omnibus Incentive Plan, (4) the ratification of the appointment of our independent registered public accounting firm, and (5) such other business as may properly come before the Annual Meeting.

•

Election of Directors. We have implemented majority voting in uncontested director elections. As a result, each director standing for election at the Annual Meeting will be elected by a majority of the votes cast by the outstanding shares present in person or by proxy and entitled to vote at the Annual Meeting, meaning that each director nominee must receive a greater number of such shares voted “for” such director than the number of such shares voted “against” such director. In a contested election, the director nominees receiving a plurality of the votes cast shall be elected directors.

•

All Other Proposals. For all of the other proposals described in this Proxy Statement, the affirmative vote of a majority of the votes cast by the outstanding shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve each such proposal.

Abstentions and Broker Non-Votes

Under certain circumstances, including the election of directors, matters involving executive compensation and other matters considered non-routine, banks and brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions to the bank or broker. This is generally referred to as a “broker non-vote.” In these cases, as long as a routine matter is also being voted on, and in cases where the stockholder does not vote on such routine matter, those shares will be counted for the purpose of determining if a quorum is present, but will not be included as votes cast with respect to those matters. Whether a bank or broker has authority to vote its shares on uninstructed matters is determined by stock exchange rules. We expect that brokers will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions only with respect to the proposal to ratify the selection of Crowe LLP as our independent registered public accounting firm but not with respect to any of the other proposals to be voted on at the Annual Meeting.

Abstentions and broker non-votes will not be treated as votes cast for any of the proposals at the Annual Meeting and thus will have no effect on the results of any of such proposals.

Treatment of Voting Instructions

If you provide specific voting instructions, your shares will be voted as instructed.

If you hold shares as the stockholder of record and sign and return a proxy card or vote by Internet or telephone without giving specific voting instructions, then your shares will be voted in accordance with the recommendations of our Board of Directors. Our Board of Directors recommends (1) a vote for the election of each of the director nominees to our Board of Directors, (2) a vote for approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement, (3) a vote for approval of the Second Amendment to the Company’s 2014 Omnibus Incentive Plan, and (4) a vote for the ratification of the appointment of Crowe LLP as our independent registered public accounting firm.

You may have granted to your broker, trustee, or other nominee discretionary voting authority over your account. Your broker, trustee, or other nominee may be able to vote your shares depending on the terms of the agreement you have with your broker, trustee, or other nominee.

The persons identified as having the authority to vote the proxies granted by the proxy card will also have discretionary authority to vote, in their discretion, to the extent permitted by applicable law, on such other business as may properly come before the Annual Meeting and any postponement or adjournment. The Board of Directors is not aware of any other matters that are likely to be brought before the Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, including a proposal to

Triumph Bancorp  |  2021 Proxy Statement        3

adjourn or postpone the Annual Meeting to permit us to solicit additional proxies in favor of any proposal, the persons named in the proxy card will vote on such matter in their own discretion.

Revocability of Proxies

A stockholder of record who has been given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by either (i) giving written notice of revocation to our Corporate Secretary, (ii) properly submitting a duly executed proxy bearing a later date, or (iii) appearing in person at the Annual Meeting and voting in person.

If you are the beneficial owner of shares held through a broker, trustee, or other nominee, you must follow the specific instructions provided to you by your broker, trustee, or other nominee to change or revoke any instructions you have already provided to your broker, trustee, or other nominee.

Costs of Proxy Solicitation

Proxies will be solicited from our stockholders by mail and through the Internet. We will pay all expenses in connection with the solicitation, including postage, printing and handling, and the expenses incurred by brokers, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. It is possible that our directors, officers and other employees may make further solicitations personally or by telephone, facsimile or mail. Our directors, officers and other employees will receive no additional compensation for any such further solicitations.

4        Triumph Bancorp  |  2021 Proxy Statement

PROPOSAL 1:  ELECTION OF DIRECTORS

Introduction

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated each of the directors noted below (whom we refer to as the “nominees”) to stand for election for a one (1) year term expiring at the 2022 annual meeting of stockholders or until their respective successors have been elected and qualified. Each director nominee must receive the affirmative vote of a majority of the votes cast to be elected (i.e., the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Unless contrary instructions are given, the shares represented by your proxy will be voted FOR the election of all director nominees.

Name	Position

Carlos M. Sepulveda, Jr.	Director and Chairman of the Board

Aaron P. Graft	Director, Vice Chairman and Chief Executive Officer

Charles A. Anderson	Director

Richard L. Davis	Director

Michael P. Rafferty	Director

C. Todd Sparks	Director

Debra A. Bradford	Director

Laura K. Easley	Director

Frederick P. Perpall	Director

Maribess L. Miller	Director

Former director Douglas M. Kratz retired from the Company’s Board of Directors on October 29, 2020. Mr. Kratz had served on the Company’s Board of Directors since 2013. The Board of Directors would like to thank Mr. Kratz for his many years of service. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has determined not to fill the seat left vacant by Mr. Kratz and to fix the number of directors on the Board at ten (10) members.

All of the nominees listed above have consented to being named in this proxy statement and to serve if elected. However, if any nominee becomes unable to serve, proxy holders will have discretion and authority to vote for another nominee proposed by our Board. Alternatively, our Board may reduce the number of directors to be elected at the Annual Meeting.

The Board of Directors unanimously recommends a vote FOR the re-election of each of the nominees.

Triumph Bancorp  |  2021 Proxy Statement        5

Information Concerning the Nominees and Directors

Biographical information for each director and nominee appears below. The information is based entirely upon information provided by the respective directors and nominees.

		Director Since			Committee Membership
Name	Age		Position	Independent	AC	CC	NC	RM
Charles A. Anderson	60	2010	Director	✓		C	✓
Debra A. Bradford	62	2020	Director	✓	✓
Richard L. Davis	67	2010	Director	✓		✓	✓
Laura K. Easley	56	2020	Director	✓			✓	C
Aaron P. Graft	43	2010	Director, Vice Chairman, Chief Executive Officer & President					✓
Maribess L. Miller	68	2014	Director	✓	✓		C
Frederick P. Perpall	46	2016	Director	✓		✓
Michael P. Rafferty	66	2014	Director	✓	C			✓
Carlos M. Sepulveda, Jr.	63	2010	Director & Chairman	✓
C. Todd Sparks	53	2010	Director	✓	✓

C	Committee Chair
✓	Member
AC	Audit Committee
CC	Compensation Committee
NC	Nominating and Corporate Governance Committee
RM	Risk Management Committee

We believe the current composition of our Board of Directors provides a high level of independence and represents a broad mix of tenure as well as gender and ethnic diversity.

Director Tenure	Diversity	Independence

6        Triumph Bancorp  |  2021 Proxy Statement

Director Qualifications and Attributes

We endeavor to have a Board that represents a broad range of qualities, skills and depth of experience in areas that are relevant to and contribute to the Board’s oversight of the Company’s activities. Among others, the Board has considered these key experiences, qualifications, skills and attributes in evaluating the composition of the Board and in considering nominees for new directors.

EXPERIENCE / QUALIFICATIONS / SKILLS / ATTRIBUTES

Banking Experience

•  We seek directors who have knowledge and experience in the banking industry, which is useful in understanding the operations, challenges and regulatory environment impacting our operations as a regulated financial institution.

Financial Experience

•  As a public company, we are committed to strong financial discipline and accurate and transparent reporting and disclosure practices. We believe directors with public accounting backgrounds or senior financial leadership experience at other organizations are instrumental in providing oversight and guidance in these areas.

Senior Leadership Experience

•  We believe it is important for our directors to have served in senior leadership roles in other organizations, including as senior executives, entrepreneurs and founders of businesses, which demonstrates strong ability to motivate and manage others, to identify and develop leadership qualities in others and to manage organizations.

Gender, Ethnic or National Diversity

•  We value representation of gender, ethnic, geographic, cultural or other perspectives that expand the Board’s understanding of the needs and viewpoints of our customers, team members, regulators and other stakeholders.

Public Company Board Experience

•  Directors who have served on other public company boards can offer advice and perspective with respect to board dynamics and operations, relations between the board and executive management and other matters, including executive compensation, corporate governance and relations with stockholders.

Transportation and Payments Experience

•  Given the large percentage of our business that touches the transportation industry, including our factoring, TriumphPay and equipment finance products, and TriumphPay’s emerging presence as a payments solution in the transportation sector, we believe directors with knowledge and experience in these industries provide useful perspective in understanding and providing guidance with respect to the trends, strategic challenges and opportunities in these sectors.

Triumph Bancorp  |  2021 Proxy Statement        7

The table below summarizes the key experience, qualifications and attributes for each member of our Board and highlights the balanced mix of experience, qualifications and attributes of the Board as a whole. This high-level summary is not intended to be an exhaustive list of each director’s skills or contributions to the Board.

Name	Banking Experience	Financial Experience	Senior Leadership Experience	Gender, Ethnic or National Diversity	Public Company Board Experience	Transportation and Payments Experience
Charles A. Anderson			X		X
Richard L. Davis			X
Aaron P. Graft	X		X			X
Maribess L. Miller		X	X	X	X
Frederick P. Perpall			X	X	X
Michael P. Rafferty		X	X		X
Carlos M. Sepulveda, Jr.		X	X	X	X
C. Todd Sparks	X	X	X
Debra Bradford		X	X	X		X
Laura Easley			X	X		X

8        Triumph Bancorp  |  2021 Proxy Statement

Directors Standing for Election at the 2021 Annual Meeting

Carlos M. Sepulveda, Jr.

Retired President and Chief Executive Officer

Interstate Batteries, Inc.

Carlos M. Sepulveda, Jr. has served as Chairman of our Board of Directors since 2010. He also serves as chairman of TBK Bank, SSB. Since March 2014, Mr. Sepulveda has served on the Board of

Chairman of the Board

Independent Director

Director Since 2010

Age 63

Key Qualifications and Expertise:

•  Senior Leadership Experience

•  Financial Experience

•  Gender, Ethnic or National Diversity

Other Current Public Boards:

•  Cinemark Holdings, Inc.

Directors of Savoya, a chauffeured ground transportation service provider. In 2007, he joined the Board of Directors of Cinemark Holdings, Inc. (NYSE: CNK) and in 2016 was named Lead Director. In addition, he serves as Chairman of the Audit Committee, and is a member of both the Compensation Committee and the Strategic Planning Committee. From 2013 to January 2017, Mr. Sepulveda served on the Board of Matador Resources Company (NYSE:MTDR), as Director, Chairman of the Audit Committee, Chairman of the Financial Committee, and a member of both the Nominations Committee and Executive Committee. Mr. Sepulveda joined Interstate Battery System International, Inc. in 1990, and served as its President and Chief Executive Officer from 2004 until 2013, and continues to serve on its Board of Directors as he has since 1995. Prior to joining Interstate Battery, Mr. Sepulveda was a partner at KPMG with more than 10 years of audit experience, including a concentration in financial services companies and banks. Mr. Sepulveda received a Bachelor of Business Administration with highest honors from the University of Texas at Austin. He is a certified public accountant (CPA) and is a member of the American Institute of CPAs and Texas Society of CPAs.

Aaron P. Graft

Founder, Vice Chairman and Chief Executive Officer

of the Company

Aaron P. Graft is the Founder, Vice Chairman and Chief Executive Officer of the Company. He also serves as the Vice Chairman and Chief Executive Officer of TBK Bank, SSB and is the Vice Chairman

Director Director Since Age 43 Board Committees: • Risk Management Key Qualifications and Expertise: • Banking Experience • Senior Leadership Experience
of Triumph Business Capital and a Director of Triumph Insurance Group, Inc. Mr. Graft also serves as a Director and as Vice Chairman of The Bank of the West of Thomas, Oklahoma. Prior to establishing Triumph Bancorp, Inc., Mr. Graft served as the Founder and President of Triumph Land and Capital Management, LLC, where he oversaw the management of several multi-family and commercial real estate projects in receivership and led the acquisition of multiple pools of distressed debt secured by multi-family projects. Prior to Triumph, Mr. Graft worked for Fulbright & Jaworski, LLP (now Norton Rose Fulbright LLP) where he focused on distressed loan workouts. Mr. Graft received a Bachelor of Arts, Cum Laude, and a Juris Doctorate, Cum Laude, from Baylor University. He is a member of Young Presidents’ Organization. He also serves on the Baylor University Hankamer School of Business Advisory Board. In 2017, Mr. Graft received the EY Entrepreneur Of The Year® Award in the Business & Financial Services category in the Southwest Region and the Baylor University 2017 Young Alumnus of the Year. In 2014, he was recognized by the Dallas Business Journal with the “40 Under 40” award.

Triumph Bancorp  |  2021 Proxy Statement        9

Charles A. Anderson

Co-Founder

Bandera Ventures, Ltd.

Charles A. Anderson cofounded Bandera Ventures, Ltd., a firm focused on industrial development and acquisitions, distressed office acquisitions and long-term lease opportunities. Prior to

Independent Director

Director Since 2010

Age 60

Board Committees:

•  Compensation (Chair)

•  Nominating Corporate Governance

Key Qualifications and Expertise:

•  Senior Leadership Experience

Other Current Public Boards:

•  Highwoods Properties, Inc.

that, Mr. Anderson was associated with the Trammell Crow Company where he served as Senior Executive Director, responsible for the Development and Investment Group for the Western half of the United States. Since 2014, Mr. Anderson has served on the Board of Directors and as a member of the Investment Committee of Highwoods Properties, Inc. (NYSE:HIW), a publicly traded real estate investment trust. He earned his Bachelor of Business Administration and Master of Business Administration from Southern Methodist University, where he graduated summa cum laude.

Richard L. Davis

Founder

DAVACO, Inc.

Richard L. Davis is Founder of Dallas-based DAVACO, Inc., a leading provider of retail, restaurant and hospitality service solutions. In 2000 and 2006, Mr. Davis was a finalist for the Ernst & Young Entrepreneur

Independent Director Director Since 2010 Age 67 Board Committees: Compensation • Nominating Corporate Governance Key Qualifications and Expertise: • Senior Leadership Experience
of the Year award, and in 2006, he was inducted into inducted into the Retail Construction Hall of Fame. Mr. Davis currently serves on The Salvation Army’s Dallas/ Fort Worth Metroplex Advisory Board and The Foundation Board of Baylor Scott & White.

Michael P. Rafferty

Retired Partner,

Ernst & Young LLP

Michael P. Rafferty was a member of the public accounting firm Ernst & Young LLP from 1975 until his retirement in 2013, was admitted as Partner of the Firm in 1988, and served as the Audit Practice Leader for

Independent Director

Director Since 2014

Age 66

Board Committees:

•  Audit (Chair)

•  Risk Management

Key Qualifications and Expertise:

•  Financial Experience

•  Senior Leadership Experience

Other Current Public Boards:

•  MoneyGram International, Inc.

the Southwest Region from 2004 to 2013. During his career with Ernst & Young, he primarily served clients in the financial services and healthcare industries. Mr. Rafferty graduated with a Bachelor of Science degree in Accounting from the University of New Orleans. Mr. Rafferty is a certified public accountant and is licensed in Texas. Mr. Rafferty also serves as a member of the Board of Directors and on the Audit Committee of MoneyGram International, Inc. (NASDAQ:MGI), a position he has held since 2016.

C. Todd Sparks

Vice President and Chief Financial Officer

Discovery Operating Inc.

C. Todd Sparks is Vice President and Chief Financial Officer of Discovery Operating Inc., where he has been employed since 1992. Mr. Sparks also serves as a member of the Board of Directors and on

Independent Director Director Since 2010 Age 53 Board Committees: • Audit Key Qualifications and Expertise: • Banking Experience • Financial Experience • Senior Leadership Experience
the Executive Loan Committee of TBK Bank, SSB. Mr. Sparks formerly served on the board of FirstCapital Bank of Texas and First Bancshares of Texas. Mr. Sparks received a Bachelor of Business Administration from Baylor University in 1989 and a Master of Business Administration from Texas A&M University in 1992.

10        Triumph Bancorp  |  2021 Proxy Statement

Debra A. Bradford

President and Chief Financial Officer

First American Payment Systems

Debra A. Bradford is President and Chief Financial Officer of First American Payment Systems, an industry leader and global solutions provider in merchant account services. Ms. Bradford joined First

Independent Director

Director Since 2020

Age 62

Proposed Board Committees:

•  Audit

Key Qualifications and Expertise:

•  Financial Experience

•  Senior Leadership Experience

•  Gender, Ethnic or National Diversity

•  Transportation and Payments Experience

American Payment Systems in 2001 and has served as President and Chief Financial Officer since 2008. She also serves on the board of directors and audit committee of First American Payment Systems. Prior to joining first American Payment Systems, Ms. Bradford served as Senior Vice President and Chief Financial Officer of ACE Cash Express, Inc., a financial services retailer, and in various roles, including Chief Operating Officer, with IPS Card Solutions (formerly NTS, Inc.), a division of Frist Data Corporation. Ms. Bradford graduated from University of Texas in Austin. She is a Certified Public Accountant and a member of the Texas Society of Certified Public Accountants.

Laura K. Easley

Retired Chief Operating Officer

Transportation Insight

Laura Easley was the Chief Operating Officer of Transportation Insight, a leading enterprise solutions provider in the logistics and transportation industry, from 2012 until her retirement in 2019. She served in various

Independent Director

Director Since 2020

Age 56

Proposed Board Committees:

•  Nominating Corporate Governance

•  Risk Management (Chair)

Key Qualifications and Expertise:

•  Senior Leadership Experience

•  Gender, Ethnic or National Diversity

•  Transportation and Payments Experience

other capacities at Transportation Insight from 2005 to 2019, including Chief Business Development Officer and Chief Solutions Officer. Prior to Transportation Insight, Ms. Easley served in various capacities with Menlo Worldwide, The Complete Logistics Company and ABP Freight Systems. Ms. Easley received a Bachelor of Science Degree in Industrial Engineering and Management from Oklahoma State University. She serves on the Board of Directors for the OSU Cowboy Academy of Industrial Engineering and Management.

Frederick P. Perpall

Chief Executive Officer

The Beck Group

Frederick P. Perpall serves as the Chief Executive Officer for The Beck Group, an architecture and construction company based in Dallas, Texas. Mr. Perpall has served as CEO of the Beck Group

Independent Director

Director Since 2016

Age 46

Board Committees:

•  Compensation

Key Qualifications and Expertise:

•  Senior Leadership Experience

•  Gender, Ethnic or National Diversity

Other Current Public Boards:

•  Starwood Property Trust

since 2013, and has been with The Beck Group in other roles since 1999. Mr. Perpall began his career in the design and construction industry in 1996 and has been a registered architect since 2003. Prior to his time at Beck, Mr. Perpall worked for Gideon Toal Architects and Alexiou + Associates. Mr. Perpall serves on the Board of Directors and as a member of the Audit Committee of Starwood Property Trust (NYSE: STWD). Mr. Perpall serves on numerous other boards and executive committees, including the Dallas Regional Chamber, the Dallas Citizens Council and The Carter Center. He earned his Bachelor of Science and Master of Architecture degrees from the University of Texas at Arlington.

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Maribess L. Miller

Retired Partner

PricewaterhouseCoopers LLP

Maribess L. Miller was a member of the public accounting firm PricewaterhouseCoopers LLP from 1975 until 2009, including serving as the North Texas Market Managing Partner from 2001 until

Independent Director

Director Since 2014

Age 68

Board Committees:

•  Nominating Corporate Governance (Chair)

•  Audit

Key Qualifications and Expertise:

•  Financial Experience

•  Senior Leadership Experience

•  Gender, Ethnic or National Diversity

Other Current Public Boards:

•  Zix Corporation

•  DR Horton, Inc.

2009; as Southwest Region Consumer, Industrial Products and Services Leader from 1998 until 2001; and as Managing Partner of that firm’s U.S. Healthcare Audit Practice from 1995 to 1998. Ms. Miller joined the board of DR Horton, Inc. (NYSE: DHI) in November, 2019 and serves as the chair of the Nominating and Corporate Governance Committee and as a member of the Audit and Compensation Committees. Since 2010, Ms. Miller has served as a member of the Board of Directors and Chair of the Audit Committee and member of the Compensation Committee for Zix Corporation (NASDAQ:ZIXI). Ms. Miller is also a member of the Board of Directors and Chair of the Audit Committee and member of the Compensation Committee for Midmark Corp., a privately-held medical supply company. She was on the Texas State Board of Public Accountancy from 2009-2015, past Board Chair for the Texas Health Institute and is a Board member and past Chair of the Board of the North Texas Chapter of the National Association of Corporate Directors. She graduated cum laude with a Bachelor’s degree in Accounting from Texas Christian University. Ms. Miller is a retired certified public accountant.

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Information Regarding Executive Officers

Our executive officers are as follows:

Name	Age	Position

Aaron P. Graft	43	Vice Chairman, Chief Executive Officer and President of the Company Vice Chairman, Chief Executive Officer of TBK Bank, SSB

R. Bryce Fowler	66	Executive Vice President, Chief Financial Officer of the Company President and Chief Financial Officer of TBK Bank, SSB

Gail Lehmann	63	Executive Vice President, Secretary of the Company Chief Operating Officer, President-Retail Banking, Secretary of TBK Bank, SSB

Adam D. Nelson	43	Executive Vice President, General Counsel of the Company and TBK Bank, SSB

Todd Ritterbusch	52	Executive Vice President, Chief Lending Officer, TBK Bank, SSB

A brief description of the background of each of our executive officers who is not also a director is set forth below.

R. Bryce Fowler has served as our Executive Vice President, Chief Financial Officer since 2010. He also serves as President and Chief Financial Officer of TBK Bank, SSB. Previously, Mr. Fowler was a Partner in Cyma Fund Advisors, which managed a $100 million capital investment in a leveraged mortgage-backed securities portfolio. He also served as a Director, President and Chief Financial Officer of Bluebonnet Savings Bank, FSB, a $3+ billion Southwest Plan institution formed from the acquisition of 15 failed institutions in 1988. He was a member of the Executive Committee that led Bluebonnet through the acquisition and consolidation of these institutions, implemented and managed the government assistance agreement, expanded its state-wide lending operations to be national in scope and was one of the principal architects in the development and implementation of Bluebonnet’s transition to a wholesale institution focused primarily in MBS investment strategies. Prior to that, Mr. Fowler was an auditor for David, Kinard & Company, working primarily on financial institution clients. Mr. Fowler received a Bachelor of Business Administration from the University of Texas-Arlington and is a certified public accountant in Texas (license inactive).

Gail Lehmann has served as our Executive Vice President and Secretary since 2010. She also serves as Chief Operating Officer, President, Retail Banking and Secretary of TBK Bank, SSB. Previously, Ms. Lehmann served as Corporate Compliance Officer and Senior Vice President of Risk Management for Bluebonnet Savings Bank, FSB, a $3 billion wholesale thrift. Ms. Lehmann has been in the banking industry for more than 30 years and has experience in all facets of banking operations with particular emphasis on regulatory compliance, risk management, information technology and venture capital environments. She also has expertise in the area of property and subsidiary management. Ms. Lehmann received a Bachelor of Science, with a Major in Public Administration/Political Science and a Minor in Criminal Justice, from the University of Illinois.

Adam D. Nelson has served as our Executive Vice President and General Counsel since 2013. He also serves as Executive Vice President and General Counsel of TBK Bank, SSB. Mr. Nelson previously served as Vice President and Chief Compliance Officer of Trinitas Capital Management, LLC, an independent registered investment adviser. In addition, Mr. Nelson previously served as Vice President and Deputy General Counsel of ACE Cash Express, Inc., a financial services retailer. Prior to that, Mr. Nelson was an attorney with the firm of Weil Gotshal & Manges, LLP, where he focused on mergers and acquisitions, management led buyouts and private equity transactions. Mr. Nelson received a Bachelor of Arts in Economics, magna cum laude, from Baylor University and a Juris Doctorate, cum laude, from Harvard Law School.

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Todd Ritterbusch has served as the Executive Vice President and Chief Lending Officer of TBK Bank, SSB since May 2019. Prior to joining the Company, from 2002 to April of 2019, Mr. Ritterbusch served in various capacities with JPMorgan Chase Bank, including as the Managing Director, Market Executive for the Commercial Bank covering the Ft. Worth and West Texas markets. During his tenure with JPMorgan Chase Bank, Mr. Ritterbusch led a commercial banking team serving businesses with revenues between $20 million and $500 million across his market area. Mr. Ritterbusch holds a Bachelor of Science in Engineering from Purdue University and a Master of Business Administration from the Kellogg School of Management and a Master of Engineering Management from the McCormick School of Engineering at Northwestern University. He currently serves on the boards of Cook Children’s Healthcare Foundation, Cook Children’s Health Plan and Leadership ISD.

14        Triumph Bancorp  |  2021 Proxy Statement

CORPORATE GOVERNANCE

Board of Directors Meetings

During 2020, the Board of Directors held four (4) meetings and committees of the Board held a total of twenty (20) meetings. Each of our directors attended at least 75% of the total meetings of the Board and committees on which he or she served during 2020.

Director Independence

The Board of Directors has determined that with the exception of Aaron P. Graft, each of our current directors is an independent director as defined for purposes of the rules of the Securities and Exchange Commission (“SEC”) and the listing standards of The Nasdaq Stock Market (“NASDAQ”). For a director to be considered independent, the Board must determine that the director does not have a relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making this determination, the Board will consider all relevant facts and circumstances, including any transactions or relationships between the director and the Company or its subsidiaries.

Carlos M. Sepulveda, Jr. had previously served as the Executive Chairman of the Company until December 31, 2015. Given the passage of more than three (3) years since his service in such capacity, and considering all other relevant facts and circumstances, the Board of Directors concluded that, effective January 1, 2019, Mr. Sepulveda was an independent director as defined for purposes of the rules of the SEC and the NASDAQ.

Board Committees

Our Board of Directors has established standing committees in connection with the discharge of its responsibilities. These committees include the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Risk Management Committee. Our Board of Directors also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our corporate governance documents.

Audit Committee. Our Audit Committee is composed of Michael P. Rafferty (Chair), Maribess L. Miller, Debra Bradford and C. Todd Sparks. The Audit Committee assists the Board of Directors in fulfilling its responsibilities for general oversight of the integrity of our financial statements, compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of our internal audit function and independent auditors. Among other things, the Audit Committee:

•	annually reviews the Audit Committee charter and the committee’s performance;

•	appoints, evaluates and determines the compensation of our independent auditors;

•	reviews and approves the scope of the annual audit, the audit fee and the financial statements;

•	reviews disclosure controls and procedures, internal controls, internal audit function and corporate policies with respect to financial information;

•	prepares the audit committee report to be included in our proxy statement or annual report filed with the SEC;

•	oversees investigations into complaints concerning financial matters, if any; and

•	reviews other risks that may have a significant impact on our financial statements.

The Audit Committee works closely with management as well as our independent auditors. The Audit Committee has the authority to obtain advice and assistance from and receive appropriate funding to engage outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

Triumph Bancorp  |  2021 Proxy Statement        15

The Audit Committee is composed solely of members who satisfy the applicable independence and other requirements of the SEC and the NASDAQ for Audit Committees and each of whom meet the additional criteria for independence of audit committee members set forth in Rule 10A-3(b)(1) under the Exchange Act. In addition, at least one member of the Audit Committee shall be a member of the Company’s Risk Management Committee. Each of Mr. Rafferty and Ms. Miller is an “audit committee financial expert” as defined by the SEC. The Audit Committee has adopted a written charter that among other things, specifies the scope of its rights and responsibilities. The charter is available on our website under the link entitled “Investor Relations – Corporate Governance” at www.triumphbancorp.com. Our Audit Committee met nine (9) times during 2020.

Compensation Committee. Our Compensation Committee is composed of, Charles A. Anderson (Chair), Richard Davis and Frederick P. Perpall. The Compensation Committee is responsible for discharging the Board of Directors’ responsibilities relating to compensation of our executives and team members.

Among other things, the Compensation Committee:

•	evaluates human resources and compensation strategies;

•	reviews and approves objectives relevant to executive officer compensation;

•	evaluates performance and determines the compensation of the Chief Executive Officer and our other executive officers in accordance with those objectives;

•	approves any changes to non-equity based benefit plans involving a material financial commitment;

•	prepares the compensation committee report to be included in our annual report; and

•	evaluates performance in relation to the Compensation Committee charter.

The Compensation Committee is composed solely of members who satisfy the applicable independence requirements of the SEC and the NASDAQ. The Compensation Committee has adopted a written charter that, among other things, specifies the scope of its rights and responsibilities. The charter is available on our website under the link entitled “Investor Relations – Corporate Governance” at www.triumphbancorp.com. Our Compensation Committee met four (4) times during 2020.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is composed of Maribess L. Miller (Chair), Charles A. Anderson, Laura Easley and Richard Davis. The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board of Directors. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to our Board of Directors concerning governance matters.

Among other things, the Nominating and Corporate Governance Committee:

•	identifies individuals qualified to be directors consistent with the criteria approved by the Board of Directors and recommends director nominees to the full Board of Directors;

•	ensures that the Audit and Compensation Committees have the benefit of qualified “independent” directors;

•	reviews and approves any related party transactions in accordance with our related party transaction policy;

•	makes recommendations to the Board of Directors regarding the compensation of directors of the Company;

16        Triumph Bancorp  |  2021 Proxy Statement

•	oversees management continuity planning;

•	leads the Board of Directors in its annual performance review; and

•	takes a leadership role in shaping the corporate governance of our organization.

The Nominating and Corporate Governance Committee is composed solely of members who satisfy the applicable independence requirements of the SEC and the NASDAQ. The written charter for our Nominating and Corporate Governance Committee is available on our website under the link entitled “Investor Relations – Corporate Governance” at www.triumphbancorp.com. Our Nominating and Corporate Governance Committee met three (3) times during 2020.

Risk Management Committee. Our Risk Management Committee is composed of Laura Easley (Chair), Aaron P. Graft, and Michael P. Rafferty. The Risk Management Committee is responsible for assisting the Board of Directors in the assessment of risk across the Company and its subsidiaries.

Among other things, the Risk Management Committee:

•	reviews and implements the Company’s enterprise risk assessment program as set forth in its enterprise risk management policy as in place from time to time as adopted by our Board of Directors;

•	reviews and recommends changes to the Company’s enterprise risk management policy to our Board of Directors;

•	provides oversight of the Company’s information technology infrastructure and security; and

•

provides updates to our Board of Directors regarding its review of the risks facing the Company and its subsidiaries and its discussions with management on such risks and the steps being taken to mitigate such risks.

The Risk Management Committee is composed of a majority of members who satisfy the applicable independence requirements of the SEC and the NASDAQ. In addition, at least one member of the Risk Management Committee shall be a member of the Company’s Audit Committee. The written charter for our Risk Management Committee is available on our website under the link entitled “Investor Relations – Corporate Governance” at www.triumphbancorp.com. Our Risk Management Committee met four (4) times during 2020.

Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers

Our Board of Directors has adopted a code of business conduct and ethics (our “Code of Ethics”) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The Code of Ethics and supplemental code of ethics for CEO and senior financial officers is available upon written request to the Corporate Secretary, Triumph Bancorp, Inc., 12700 Park Central Drive, Suite 1700, Dallas, Texas 75251. If we amend or grant any waiver of a provision of our Code of Ethics that applies to our executive officers, we will publicly disclose such amendment or waiver on our website and as required by applicable law, including by filing a Current Report on Form 8-K.

Board Leadership Structure and Risk Oversight

Different individuals serve as our Chief Executive Officer and Chairman because our Board of Directors has determined that the separation of these offices enhances our Board of Directors’ independence and oversight. Moreover, the separation of these roles allows our Chief Executive Officer to better focus on his growing responsibilities of running the Company, enhancing stockholder value and expanding and strengthening the Company’s franchise while allowing the Chairman to lead our Board of Directors in its fundamental role of providing advice to and independent oversight of management. Consistent with this

Triumph Bancorp  |  2021 Proxy Statement        17

determination, Carlos M. Sepulveda, Jr., serves as Chairman of our Board of Directors, and Aaron P. Graft serves as our Chief Executive Officer and President.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit, interest rate, liquidity, operational, strategic and reputation risks. Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, including its Risk Management Committee, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Chairman of the Board of Directors and independent members of the Board of Directors work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Compensation Committee Interlocks and Insider Participation

No members of our Compensation Committee are or have been an officer or employee of Triumph or any of our subsidiaries. In addition, none of our executive officers serves or has served as a member of the Board of Directors, Compensation Committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Nomination of Directors

With respect to directors not nominated by Triumph, the Board of Directors identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board of Directors does not wish to continue in service or if the Board of Directors decides not to re-nominate a member for re-election, the Board of Directors then identifies the desired skills and experience of a new nominee in light of the criteria below. Current members of the Board of Directors are polled for suggestions as to individuals meeting the criteria below. The Board of Directors may also engage in research to identify qualified individuals. In evaluating a director nominee, the Board of Directors considers the following factors:

•	the appropriate size of our Board of Directors;

•	our needs with respect to the particular talents and experience of our directors;

•

the nominee’s knowledge, skills and experience, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board of Directors;

•	whether the nominee is independent, as that term is defined under the NASDAQ listing standards;

•	the familiarity of the nominee with our industry;

•	the nominee’s experience with accounting rules and practices; and

•	the desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board of Directors members.

Our goal is to assemble a Board of Directors that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Board of Directors will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees. The Board of Directors may also consider such other factors as it may deem in our best interests and the best interests of our stockholders. We also believe it may be appropriate for key members of our management to participate as members of the Board of Directors.

18        Triumph Bancorp  |  2021 Proxy Statement

Stockholders may nominate directors for election to the Board of Directors. In order to nominate a director for election to the Board of Directors, stockholders must follow the procedures set forth in our Bylaws, including timely receipt by the Secretary of Triumph of notice of the nomination and certain required disclosures with respect both to the nominating stockholder and the recommended director nominee.

Directors may currently be elected by a majority of votes cast (in uncontested elections) or a plurality of votes (in contested elections) at any meeting called for the election of directors at which a quorum is present. The presence of a majority of the holders of our Common Stock, whether in person or by proxy, constitutes a quorum. The Board of Directors did not receive any recommendations from stockholders requesting that the Board of Directors consider a candidate for inclusion among the nominees in our Proxy Statement for this Annual Meeting. The absence of such a recommendation does not mean, however, that a recommendation would not have been considered had one been received.

Stockholder Communications with the Board of Directors

Every effort is made to ensure that the Board of Directors or individual directors, as applicable, hear the views of stockholders and that appropriate responses are provided to stockholders in a timely manner. Any matter intended for the Board of Directors, or for any individual member or members of the Board of Directors, should be directed to Adam D. Nelson, our General Counsel, with a request to forward the matter to the intended recipient. All such communications will be forwarded unopened.

Director Attendance at Annual Meeting of Stockholders

We encourage all incumbent directors, as well as all nominees for election as director, to attend the Annual Meeting of Stockholders, although we recognize that conflicts may occasionally arise that will prevent a director from attending an annual meeting. Each of our eleven then serving directors virtually attended our 2020 annual meeting.

Hedging Policy and Pledging Restrictions

We do not permit our directors or executive officers to engage in transactions that hedge such director’s or executive officer’s economic risk of owning shares of our common stock. Thus, our directors and executive officers may not engage in hedging transactions in the Company’s shares such as puts, calls, prepaid variable forwards, equity swaps, collars and other derivative securities on an exchange or in any other organized market. Our directors and executive officers also may not engage in short sales of the Company’s shares, meaning sales of shares that are not owned at the time of sale. In addition, the Company does not permit shares pledged by senior executive officers and directors to be applied toward stock ownership guidelines, and limits pledging to pre-approved exceptions where the executive officer or director can clearly demonstrate the financial ability to repay the loan without resorting to the pledged securities.

Triumph Bancorp  |  2021 Proxy Statement        19

COMPENSATION DISCUSSION AND ANALYSIS

In this section we discuss and analyze the compensation of our “named executive officers” (“NEOs”) including our Chief Executive Officer, the Chief Financial Officer and the three most highly compensated executive officers. This discussion and analysis also includes a description of our compensation practices and philosophy, our decision making process for compensation matters, and the material factors impacting our compensation decisions for 2020 compensation.

Executive Summary

2020 Financial Performance

During 2020, the Company continued to execute on its key strategic initiatives and delivered record financial results in the face of significant challenges. Such challenges included the COVID-19 pandemic and the related governmental responses, which significantly impacted both our customers and operations, as well as challenges resulting from our acquisition of the assets of Transport Financial Solutions (the “TFS Acquisition”), the subsequent issues identified as part of such transaction, and the related steps taken to work through such issues. In the face of such challenges, the Company:

•

Continued the expansion of its transportation payments business (i.e. factoring at Triumph Business Capital and invoice payments at TriumphPay), while investing in automation and other product improvements for such business lines;

•	Maintained solid credit quality across the loan portfolio in its community banking markets;

•

Improved its funding mix by growing quality low cost deposits through its efforts to focus on full relationship banking in its community banking markets and to expand and grow its treasury management product offering; and

•	Supported its team members and the communities in which it does business through the uncertainty of the COVID-19 pandemic.

Notwithstanding the headwinds created by the COVID-19 pandemic and the impacts of the TFS Acquisition discussed below, 2020 overall saw substantial progress by the Company in achieving the strategic goals announced in 2019, in which it noted a shift in its focus away from total asset growth toward a focus on growth in its core transportation businesses, particularly its transportation payments product offerings (e.g. factoring and TriumphPay) while simultaneously growing core deposits and improving its funding mix. Notably, the Company showed improvement on a year over year basis with respect to such items despite such impacts, and delivered financial results for 2020 which included the following:

•	Net income available to common stockholders of $62.3 million, compared to $58.5 million in 2019;

•	Diluted earnings per common share of $2.53, compared to $2.25 in 2019;

•	Organic non-interest bearing deposit growth of $543.1 million, compared to $85.2 million in 2019;

•	Non-performing assets of 1.15% as of December 31, 2020, compared to 0.87% as of December 31, 2019, which were impacted by the assets acquired in the Transport Financial Solutions acquisition;

•	Net-charge offs as a percentage of average loans of 0.10%, compared to 0.17% for 2019; and

•

Processed $4.034 billion in transportation payments in the fourth quarter of 2020 ($2.219 billion in transportation factored receivables purchased at Triumph Business Capital and $1.815 billion invoice payments processed at TriumphPay), translating to a run rate volume for such payments of approximately $16 billion.

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Set forth below is a line graph presentation comparing the cumulative return on the Company’s common stock, on a dividend reinvested basis, against the cumulative return of the NASDAQ / Bank Composite, KBW Bank Index and KRE SPDR S&P Regional Banking ETF for the period from December 29, 2017 to December 31, 2020. Our total stockholder return over this period outperformed both the NASDAQ Composite and KBW indices as well as the KRE SPDR ETF.

3-Year Total Stockholder Return

The Company’s financial results in 2020 were materially affected by the COVID-19 pandemic and related governmental responses. While we did not experience significant charge-offs in 2020 related to COVID-19, our required level of allowance for credit loss (“ACL”) and resulting credit loss expense was significantly impacted by meaningful deterioration in forecasted economic conditions year over year. While our forecasted economic conditions improved during the second half of the year as compared to the first half, the deterioration of forecasted loss assumptions year over year still resulted in approximately $16.7 million in credit loss expense for the year ended December 31, 2020, which negatively impacted our diluted earnings per share for the year by $0.52.

The Company was also able to deliver such financial results while actively supporting its team members, customers and the communities in which it does business through unprecedented challenges presented by the pandemic. In particular, the Company:

•

Continued operations across all of its business lines while transitioning the substantial majority of its team members to a remote work environment, and maintained branch operations in its communities converted to drive-thru only in order to ensure the health and safety of our customers and team members;

•

Adopted a premium pay program for its frontline retail team members unable to work from home and other key members of its business continuity operations, whereby such team members received a 30% premium over their normal monthly salary for the period from March 15, 2020 to June 30, 2020, at a total program cost of approximately $900,000;

•

Worked with COVID-19 affected customers during the second quarter of 2020 to waive fees from a variety of sources, such as, but not limited to, insufficient funds and overdraft fees, ATM fees, and account maintenance fees. Such waivers continued through June 1, 2020 and were the primary contributor to a $1.9 million reduction in service charges on deposits fee income for the twelve months ended December 31, 2020 compared to the same period during 2019; and

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•

Actively participated in the Paycheck Protection Program (“PPP”) implemented under the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) whereby it originated 2085 loans under the PPP program with an aggregate principal balance of approximately $225 million to support small business and their employees impacted by the pandemic.

Our 2020 financial results were also materially affected by our TFS Acquisition, the subsequent issues identified as part of such transaction, and the related steps taken to work through such issues. On July 8, 2020, the Company, through its wholly-owned subsidiary, Advance Business Capital LLC (“ABC”), acquired the transportation factoring assets (the “TFS Acquisition”) of Transport Financial Solutions (“TFS”), a wholly owned subsidiary of Covenant Logistics Group, Inc. (“CVLG”), and subsequently entered into an Account Management Agreement, Amendment to Purchase Agreement and Mutual Release, (the “TFS Amendment and Release”) with CVLG and TFS to address certain issues identified in the portfolio following the closing of the transaction, specifically, the discovery that approximately $62.2 million of the assets acquired in the TFS Acquisition were advances against future payments to be made to three large clients (and their affiliated entities) of TFS pursuant to long term contractual arrangements between the obligor on such contracts and such clients (and their affiliated entities) for services that had not yet been performed (the “Over-Advance Portfolio”). Such transactions are described in greater detail in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 12, 2021 and on its Form 8-Ks filed with the SEC on July 13, 2020 and September 23, 2020.

The TFS Acquisition and related subsequent transactions, in addition to requiring the devotion of a material amount of time and attention from the Company’s executive officers and other members of its management team during the second half of 2020, had a significant impact on the Company’s 2020 financial results, including but not limited to the following:

•

The Company recorded a gain of approximately $10.9 million in connection with CVLG’s delivery of proceeds to us resulting from the liquidation of its acquired TBK stock pursuant to the terms of the TFS Amendment and Release;

•

The Company recorded $11.5 million in credit loss expense to increase the specific reserve on the Over-Advance Portfolio related to the largest carrier in the acquired TFS portfolio whose credit quality deteriorated subsequent to acquisition. This expense was partially offset by a $5.3 million increase in our indemnification asset which was recorded to other noninterest income;

•	Approximately 0.27% of the Company’s total Non-Performing Assets to Total Assets Ratio of 1.15% as of December 31, 2020, was attributable to Over-Advance Portfolio clients from the TFS Acquisition.

As more fully discussed below, in addition to the direct impacts of the TFS Acquisition on the financial metrics included in our annual compensation program, after considering the overall impact of the acquisition and the related subsequent transactions on the Company, the Compensation Committee exercised its discretion to decrease the annual incentive compensation for our NEOs from 132% to 120% of target.

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Named Executive Officers

Our 2020 NEOs were:

Name	Age	Position
Aaron P. Graft	43	Vice Chairman, Chief Executive Officer and President of the Company Vice Chairman, Chief Executive Officer of TBK Bank, SSB
R. Bryce Fowler	66	Executive Vice President, Chief Financial Officer of the Company President and Chief Financial Officer of TBK Bank, SSB
Gail Lehmann	63	Executive Vice President, Secretary of the Company Chief Operating Officer, President-Retail Banking, Secretary of TBK Bank, SSB
Adam D. Nelson	43	Executive Vice President, General Counsel of the Company and TBK Bank, SSB
Todd Ritterbusch	52	Executive Vice President, Chief Lending Officer, TBK Bank, SSB

Compensation Design Principles and Governance Best Practices

Our compensation programs incorporate best practices, including the following:

WHAT WE DO	WHAT WE DON’T DO

»  Align pay and performance

»  Design incentive programs to mitigate undue risks

»  Include caps on all incentives

»  Maintain a clawback policy for incentive compensation

»  Require ownership through Stock Ownership Guidelines

»  Include “Double Trigger” change in control provisions in NEO employment agreements and equity award agreements

»  Retain an independent compensation consultant

»  Annually conduct a competitive benchmarking analysis of executive compensation

»  No excise tax gross-ups related to change in control payments

»  Prohibit hedging of company securities by Executive Officers and Directors

»  No excessive perquisites

»  No stock option repricing without stockholder approval

Say on Pay/Say on Frequency

The Company has determined to hold shareholder advisory votes on our executive compensation (i.e. the “say on pay” vote) on an annual basis, as we believe holding this vote annually provides an effective way to obtain current information on stockholder sentiment about the Company executive compensation program. Additionally, while the say on pay vote is a formal means for soliciting stockholder feedback, the Company welcomes the opportunity to engage with stockholders at any time.

Executive Compensation Objectives and Policies

Below we summarize our compensation philosophy and guiding principles as well as our decision-making process and the outcomes of that process. Our executive compensation programs are designed to enable the Company to attract, motivate and retain talent needed for the Company’s success, reward executives for performance, align executive interests with those of our stockholders, provide competitive compensation and ensure a balanced approach that promotes sound risk management practices

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We plan to achieve these objectives through the following guiding principles.

Compensation Principles	How we achieve these principles

Market Competitive

»  Competitive base pay ranges are designed to target market median with flexibility to recognize individual performance, experience and contribution.

»  Total compensation is targeted to market median for achieving median performance. Actual total compensation varies as appropriate to reflect individual and Company performance.

»  Market is defined using a combination of published industry survey sources (representing similar size and scope) and a proxy peer group of publicly-traded banks similar in size as asset types are reviewed annually. In addition, such analysis considers the Company’s growing Fintech presence as its transportation payments business continues to expand in this area.

Performance-Based

»  Annual cash incentive opportunities under our Annual Incentive Program (“AIP”) tied to performance under financial metrics that align with key strategic objectives including overall financial returns (Earnings Per Share), proper risk management incentives, including preservation of credit quality (Non-Performing Asset and Net Charge-Off Goals), and consideration of performance in employee engagement and customer satisfaction.

»  Equity compensation awards to our NEO’s under our long-term incentive program (“LTIP”) consist of 50% performance-based restricted stock units based on the Company’s relative total stockholder return, 25% time vested restricted stock and 25% time vested stock options.

Culture of Ownership	» Stock ownership guidelines encourage significant ownership by directors and executive officers.

Long-Term Focus	» Long-term equity compensation and vesting requirements align rewards with time horizon of potential risk.

The table below summarizes the purpose/objective of each compensation component used in our 2020 program.

Compensation Component	Purpose/Objective

Base Salary	» Provides a competitive level of fixed income based on role; targets market median.

Annual Incentive Program

»  Motivates and rewards executives for performance of key objectives in support of our overall strategic plan;

»  Includes risk mitigation/credit quality metrics (Non-Performing Asset and Net Charge Off targets) as a meaningful portion of total opportunity;

»  Includes incentives promoting focus on employee engagement and customer satisfaction; and

»  Rewards vary based on performance (higher performance will result in above market median pay; lower performance will result in below market median pay).

Equity Awards/ Long-Term Incentive Program	» Aligns executive interests with stockholders through equity based compensation; » Rewards long-term stockholder value creation; and » Multiple year vesting encourages retention.

Other Benefits	» Provides a base level of competitive benefits consistent with similarly situated executive talent.

Employment Agreements

»  Provides employment security to key executives; and

»  Focuses executives on transactions in best interest of stockholders, regardless of impact such transactions may have on the executive’s employment.

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Role of Compensation Committee Management and the Compensation Consultant

Role of the Compensation Committee

The Compensation Committee is responsible for discharging the Board’s duties in executive compensation matters and for administering the Company’s annual incentive and equity-based plans. This includes oversight of the total compensation programs of the Company’s CEO and other executive officers, including our NEO’s. The Compensation Committee reviews all compensation components and performance for the Company’s Chief Executive Officer and other executive officers, including base salary, annual short-term incentives, long-term incentives (equity), benefits and other perquisites. In addition to reviewing competitive market values, the Compensation Committee examines the total compensation mix, pay-for-performance relationship and alignment with our compensation philosophy. The Committee also reviews the employment agreements for our NEO’s. As the Committee makes decisions regarding the Chief Executive Officer and other executive officers’ compensation, input and data from management and outside advisors are provided for external reference and perspective. While the Chief Executive Officer makes recommendations on other executive officers’ compensation, the Committee is ultimately responsible for approving compensation for all executive officers. The Committee meets regularly in executive session without management.

Role of the Compensation Consultant

The Compensation Committee has the sole authority to retain and dismiss its own outside compensation consultants and any other advisors it deems necessary. In 2020, the Compensation Committee engaged Meridian Compensation Partners LLC (“Meridian”) as its outside compensation consultant. The role of a compensation consultant is to assist the Compensation Committee in analyzing executive compensation packages and to provide the Compensation Committee with information regarding market compensation levels, general compensation trends and best practices. The consultant also provides advice regarding the competitiveness of specific pay decisions and actions for our NEO’s, as well as the appropriateness of the design of the Company’s executive compensation programs. Meridian also advised the Compensation Committee on the implementation of the Company’s annual incentive program and long-term incentive program for 2020. Meridian attended meetings of the Compensation Committee, including executive sessions, upon invitation. Meridian did not provide any other services to the Company. The Compensation Committee has assessed the independence of Meridian pursuant to the rules of the SEC and concluded that Meridian’s work for the Compensation Committee did not raise any conflicts of interest.

Role of Management

The Compensation Committee made all 2020 compensation decisions for our NEO’s. As part of its decision making process, the Compensation Committee seeks information as appropriate from management (e.g. the Company’s CEO, CFO, legal and human resources departments). The Chief Executive Officer annually reviews the performance of each of the Company’s and its subsidiaries’ executive officers (other than himself). The conclusions reached and the compensation recommendations based on these reviews, including with respect to salary adjustments and bonuses, were presented to the Compensation Committee. The Compensation Committee exercised its discretion in modifying any recommended adjustment or award. The Chief Executive Officer’s performance is reviewed by the Compensation Committee and the Compensation Committee makes compensation decisions with respect to the Chief Executive Officer taking into account such review.

Peer Group and Competitive Benchmarking

The Committee made its determinations as to the compensation for our NEO’s in 2020, including base salary level and annual and long-term incentive targets as a percentage of base salary, by analyzing the Company’s practices in comparison to an approved peer group. In identifying and constructing a competitive peer group, the Committee, based on recommendations from Meridian, took into consideration asset size as the primary selection criteria. In order to reflect our unique business model, the peer group was further

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filtered to include companies with the highest percentage of Commercial and Industrial (“C&I”) loans to arrive at a reasonable size (i.e., 20 banks). This reference group consisted of banks with assets between $2.86 billion and $10.21 billion as of the date of adoption of the peer group by the Company in 2019, compared to $4.53 billion for the Company at such time.

Peer Group

1st Source Corporation	Veritex Holdings, Inc.

Enterprise Financial Services Corp	Preferred Bank

ServisFirst Bancshares, Inc.	Stock Yards Bancorp, Inc.

Lakeland Financial Corporation	First Financial Corporation

TriState Capital Holdings, Inc.	Mercantile Bank Corp

Heritage Commerce Corp	Brookline Bancorp, Inc.

First Merchants Corporation	Atlantic Capital Bancshares, Inc.

Live Oak Bancshares, Inc.	Equity Bancshares, Inc.

BancFirst Corporation	Byline Bancorp, Inc.

Origin Bancorp, Inc.	QCR Holdings, Inc.

During 2020, the Compensation Committee also requested that Meridian prepare a supplemental peer group of FinTech companies. This supplemental peer group is not intended to replace the Company’s primary peer group when evaluating the Company’s compensation practices, but to provide additional context going forward regarding the Company’s compensation decisions in relation to its primary peer group, given the Company’s growing technology presence in transportation payments (e.g., factoring and TriumphPay). This supplemental FinTech peer group was developed in late 2020 and was not used for evaluation of the Company’s 2020 compensation decisions, but has been and is expected to be used as an additional element of consideration for compensation decisions in 2021 and future years.

2020 Executive Compensation Program and Pay Decisions

The Company’s executive compensation program for 2020 consisted of the following components: base salary, short-term cash incentives paid under our AIP, long-term equity awards under our LTIP, limited perquisites and employee benefit plans.

Base Salary

The Compensation Committee annually reviews each NEO’s base salary. In determining whether to adjust an NEO’s base salary, the Compensation Committee considers the following factors: competitive peer group and industry survey benchmark data, individual performance and the Company’s prospects for future growth and performance. The table below shows our NEO’s base salaries for fiscal years 2019 and 2020 and the year over year percentage change in salaries.

Executive	2019 Base Salary	2020 Base Salary	Increase

Aaron P. Graft	$570,000	$650,000	14.04%

R. Bryce Fowler	$350,000	$385,000	10.00%

Gail Lehmann	$340,000	$350,000	2.94%

Adam D. Nelson	$290,000	$305,000	5.17%

Todd Ritterbusch	$325,000	$325,000	—

Our NEO’s base salaries were adjusted in 2020 primarily to remain competitive with market median pay levels and to reflect individual performance.

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At the January 2021 meeting of the Compensation Committee, based on updated market data, the Compensation Committee approved the following base salaries for our NEO’s effective March 1, 2021:

Executive	2021 Base Salary

Aaron P. Graft	$650,000

R. Bryce Fowler	$400,000

Gail Lehmann	$360,000

Adam D. Nelson	$340,000

Todd Ritterbusch	$340,000

Annual Incentive Program

Under the AIP, the Company pays cash incentive payments to our NEO’s based on achieved performance against pre-determined annual performance goals. Our AIP is designed to motivate and reward our NEO’s for achieving these performance goals, which are linked to our annual business plan.

NEO’s’ 2020 Target Bonus. Target bonuses are established by the Compensation Committee considering competitive market data, individual performance and internal equity with other executives. For the 2020 AIP, the Compensation Committee approved the following target bonuses (expressed as a percentage of base salary) for our NEO’s: 60% for Mr. Graft, 45% for Mr. Fowler and 40% for each of Ms. Lehmann, Mr. Nelson and Mr. Ritterbusch. Each NEO was eligible to receive an actual bonus payout of between 0% and 150% of his or her respective target bonus, with the applicable percentage based on the level of achieved performance. In addition, at its discretion, the Compensation Committee may increase or decrease an NEO’s annual incentive payout by 30% based on Company performance, individual performance or other factors.

2020 Performance Measures, Weighting and Goals. For 2020, the Compensation Committee approved AIP goals related to the following four measures: (i) Earnings Per Share (“EPS”), (ii) Non-Performing Assets/Total Assets, (iii) Net Charge-Offs/Average Total Loans, and (iv) Employee/Customer Engagement. These measures were updated from 2019 to better align with the Company’s change in strategic direction, namely its focus holding asset size constant, increasing its focus on growth in its transportation lines of business and returning capital to shareholders as a means to increase per share profitability. The selected performance measures were directly linked to our 2020 business plan and are most reflective of our annual performance. In addition, the selected performance measures provided a balance between incenting our NEO’s to drive our financial performance while maintaining sound risk management and credit quality practices, while also focusing on employee and customer satisfaction as integral pieces to the Company’s long-term strategic success.

Performance goals for each measure were set at threshold, target and stretch levels, which correspond to a range of potential payouts (50% of target bonus for threshold performance, 100% of target bonus for target performance and 150% of target bonus for stretch performance for each metric). Awards are interpolated in between these levels to provide for incremental rewards.

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The table below shows that for 2020 the Company achieved its stretch targets for its EPS and Net Charge-Off goals, between threshold and target for its Non/Performing Assets to Total Assets goal and target for its Employee/Customer satisfaction goal. In making the determination to weight performance for the Employee Customer Satisfaction Goal for each NEO at target, the Committee considered enterprise wide success in developing and rolling out action plans in response to previous employee engagement and customer satisfaction surveys, and continued strong overall performance with respect to such surveys.

Performance Measure	Weighting	Threshold	Target	Stretch	Actual	Earned %
Earnings Per Share	60%	$1.87	$2.20	$2.53	$2.53	150.0%
Non-Performing Assets/Total Assets	10%	1.25%	1.00%	0.75%	1.15%	70.0%
Net Charge-Offs/Average Total Loans	10%	0.35%	0.28%	0.20%	0.10%	150.0%
Employee/Customer Engagement (1)	20%	50%	100%	150%	100%	100.0%
Weighted Percentage of Target Bonus Earned						132.0%

(1)	Employee/Customer Engagement achievement determined for each NEO by the Compensation Committee based evaluation of qualitative factors with respect to such items as discussed above.

In analyzing the results above, the Committee noted that several of the Company’s financial metrics were impacted by TFS Acquisition and related subsequent transactions discussed above, including the impact on EPS resulting from the gain realized from CLVG’s delivery of the proceeds of the stock consideration sold by CVLG pursuant to the TFS Amendment and Release, offset in part by the specific reserves from subsequent deterioration of the credit quality and additional credit issues with the largest Over-Formula Advance Portfolio client. It further noted the impact to the Non-Performing Asset/Total Asset Goal related to the Over-Formula Advance Portfolio clients. In addition to the financial impacts from TFS Acquisition, the Committee noted the amount of executive and managerial time and resources expended during the second half of 2020 as a result of the TFS Acquisition. Considering the totality of the foregoing factors, as well as the overall impact of the acquisition on the Company during 2020, the Compensation Committee exercised its discretion to decrease the calculated incentive awards for each NEO from 132% of target to 120% of target.

The following table shows, for each of our NEO’s, the target incentive payment under our AIP, the total calculated payout under the AIP, the impact of the discretionary adjustments made by the Committee as described above and the total payout of annual cash incentives for the Company’s 2020 fiscal year.

Executive	2020 Incentive Target	2020 Calculated Payout	Discretionary Adjustment	2020 Incentive Actual	% of Target Incentive

Aaron P. Graft	$325,000	$429,000	$(38,610)	$390,390	120%

R. Bryce Fowler	$173,250	$228,690	$(20,582)	$208,108	120%

Gail Lehmann	$140,000	$184,800	$(16,632)	$168,168	120%

Adam D. Nelson	$122,000	$161,040	$(14,494)	$146,546	120%

Todd Ritterbusch	$130,000	$171,600	$(15,444)	$156,156	120%

Long-Term Incentive Program

Each year, the Company grants equity awards to our NEOs under our LTIP. The purpose of these grants is to align our NEO’s with stockholder interests, reward our NEO’s for long-term stockholder value creation and encourage retention of our NEOs. In addition, these equity grants align with our pay for performance philosophy as 50% of the equity awards issued under our LTIP are performance-based restricted stock units. In addition, the value of all equity grants are directly linked to our share performance (and, in the case of stock option grants, have no value unless the share price appreciates after the grant date).

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Target equity awards for each individual are established by the Compensation Committee considering competitive market data, individual performance and internal equity with other executives. For 2020, the Compensation Committee approved the following target grant date fair value (expressed as a percentage of base salary) of equity awards under our LTIP granted to our NEOs: 50% for Mr. Graft, Mr. Fowler, Ms. Lehmann, and Mr. Nelson and 40% for Mr. Ritterbusch. In addition, at its discretion, the Compensation Committee may increase or decrease by 30% an NEO’s target LTIP award based on Company performance, individual performance or other risk factors. For 2020, each NEO’s LTIP award was approved at target. Each NEO’s LTIP award was issued 50% as performance-based restricted stock units based on the Company’s relative total stock return, 25% time-vested restricted stock, and 25% nonqualified stock options. For purposes of determining the number of shares of restricted stock granted, the target number of performance shares, and the number of option shares to be awarded, the Compensation Committee considered the weighted average stock price of the Company’s common stock for the period from April 21, 2020 through the May 1, 2020 issue date to account for the unusual stock price volatility experienced during 2020. The targeted grant value of each award type for each of our NEOs under our LTIP is as follows:

	Performance Shares	Restricted Stock	Options	Total LTIP

Named Executive Officer	Target Grant Value	Target Grant Value	Target Grant Value	Target Grant Value

Aaron P. Graft	$162,500	$81,250	$81,250	$325,000

R. Bryce Fowler	$96,250	$48,125	$48,125	$192,500

Gail Lehmann	$87,500	$43,750	$43,750	$175,000

Adam D. Nelson	$76,250	$38,125	$38,125	$152,500

Todd Ritterbusch	$65,000	$32,500	$32,500	$130,000

The performance share awards issue Common Stock to participants based on the Company’s relative total stock return (“TSR”) compared to a reference group (publicly traded banks with assets between $2.5 and $30 billion) over a three year performance period. Shares may be issued between 50% and 175% of the target award to each participant for relative TSR as follows (with linear interpolation between the 25th and 75th percentiles and between the 75th and 90th percentiles, as applicable):

Relative TSR Percentile	Applicable Vesting Percentage

Below 25th percentile	0%

25th percentile	50%

50th percentile	100%

75th percentile	150%

90th percentile or above	175%

In the event of termination of employment under certain circumstances, a prorated portion of the award for the period of service of the participant during the performance period would be earned and shares issued following the completion of the performance period and determination of the Company’s relative TSR.

The restricted stock grant and stock option grant each vest one-fourth on each of the first four anniversaries of the grant date, generally subject to the NEO’s continued employment through each such anniversary. Stock options are granted with an exercise price equal to the closing stock price of our Common Stock on the NASDAQ Global Select Market as of the date of grant.

Further detail regarding the treatment of such outstanding equity awards upon termination of employment of our NEOs in various circumstances is described in this proxy in the table included in “Executive Compensation – Payments upon Termination or Change in Control.”

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Benefits and Other Compensation

The Company provides limited perquisites to our NEOs that we believe are reasonable, competitive and consistent with the Company’s overall compensation philosophy and market practice. In 2020, these perquisites consisted of a car allowance and country club dues for Mr. Graft. In addition, our NEOs are eligible for reimbursement for participation in a medical wellness program available to the Company’s directors and executive officers and certain other medical reimbursements.

Our NEO’s participate in our group health and welfare programs and 401(k) plan on the same basis as our other employees. Under the 401(k) plan, our NEOs are eligible to receive an employer match contribution on the same terms as all other employees of the Company.

Additional Information about our Compensation Practices

Employment Agreements

On March 30, 2016, amended and restated employment agreements were executed with each of our NEOs other than Mr. Ritterbusch, with retroactive effect to January 1, 2016. Mr. Ritterbusch entered into a substantially identical employment agreement in connection with the commencement of his employment on May 1, 2019. The employment agreements are for one (1) year terms which terminate on December 31 of each year, subject to automatic renewal for successive one (1) year terms unless either party delivers 60 days’ prior written notice of non-renewal (and, in the event that a change in control occurs during the then-current term, such term shall be extended to end no earlier than the second anniversary of the change in control). Each employment agreement provides for an annual base salary, which may be increased or decreased during the term, and specifies that the executive is eligible to participate in the annual and long-term incentive programs maintained by the Company to the same extent as other executives of the Company.

Either the Company or the executive may terminate the executive’s employment prior to the expiration of the then-current term in accordance with the terms and conditions of the employment agreement, and if such termination of employment is by the Company without “cause” (as defined in the agreement) or by the executive for “good reason” (as defined in the agreement) (a “qualifying termination”), then the executive shall be entitled to receive, subject to execution and non-revocation of a release of claims in favor of the Company, cash severance in the amount of 1.5 times base salary for Mr. Graft, 1.25 times base salary for Mr. Fowler, and 1.0 times base salary for each of Ms. Lehmann, Mr. Nelson and Mr. Ritterbusch, as well as, in each case, healthcare coverage continuation for a period of 18 months for Mr. Graft, Mr. Fowler and Ms. Lehmann and 12 months for Mr. Nelson and Mr. Ritterbusch. However, if the qualifying termination occurs within 24 months following a change in control, then the cash severance amount is increased to a multiple of base salary plus the trailing three (3) year average bonus (3.0 times for Mr. Graft, 2.5 times for Mr. Fowler and 2.0 times for each of Ms. Lehmann, Mr. Nelson and Mr. Ritterbusch) and the healthcare coverage continuation period is increased to 36 months for Mr. Graft and Mr. Fowler and 24 months for Ms. Lehmann, Mr. Nelson and Mr. Ritterbusch.

The employment agreements contain a better net after-tax cutback provision in respect of the excise tax imposed under Sections 280G and 4999 of the tax code, pursuant to which the executive’s change in control-related payments and benefits will be reduced to the extent necessary to prevent any portion of such payments and benefits from becoming subject to the excise tax, but only if, by reason of that reduction, the net after-tax benefit received by the executive exceeds the net after-tax benefit that the executive would receive if no reduction was made.

The employment agreements also contain certain restrictive covenants, including a perpetual confidentiality covenant, and non-compete, employee, client, and investor non-solicit, and business non-interference covenants that apply during employment and for the one (1) year period immediately following termination of employment for any reason.

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Clawback Policy

The Company has adopted a Clawback Policy, which would be triggered by any restatement of the Company’s financial statements. The Clawback Policy covers performance-based incentive and equity compensation awarded when vesting, settlement or payment is contingent upon the achievement of a specified performance metric. Excess compensation, determined to be the amount of compensation that would not have been paid to the executive officer if the financial statements were correct at the time of the payment, would be subject to recoupment at the discretion of the Compensation Committee.

Hedging Policy and Pledging Restrictions

We do not permit our directors or executive officers to engage in transactions that hedge such director’s or executive officer’s economic risk of owning shares of our common stock. Thus, our directors and executive officers may not engage in hedging transactions in the Company’s shares such as puts, calls, prepaid variable forwards, equity swaps, collars and other derivative securities on an exchange or in any other organized market. Our executive officers also may not engage in short sales of the Company’s shares, meaning sales of shares that are not owned at the time of sale. In addition, the Company does not permit shares pledged by senior executive officers and directors to be applied toward stock ownership guidelines, and limits pledging to pre-approved exceptions where the executive officer or director can clearly demonstrate the financial ability to repay the loan without resorting to the pledged securities.

Stock Ownership Guidelines

In 2016, the Company adopted stock ownership guidelines for our non-employee directors and executive officers as part of our commitment to corporate governance and to strengthen the alignment of our non-employee directors and executive officers with the interests of our stockholders. Under the guidelines, our directors, our Chief Executive Officer and our other executive officers are expected to accumulate shares of our common stock with a value equal to or exceeding the applicable ownership level prior to the fifth anniversary of adoption of the guidelines, or the fifth anniversary of their election or appointment, whichever is later (the “Measurement Date”) and thereafter maintain ownership of shares consistent with such guidelines.

For purposes of the guidelines, “shares” include shares owned outright, directly or indirectly, shares owned jointly or separately by the individual’s spouse, shares held in trust for the benefit of the individual, the individual’s spouse and/or children, restricted stock or restricted stock units, shares acquirable upon the net exercise of vested stock options, or deferred shares or deferred stock units. Unvested stock options and unearned performance-based restricted stock units do not count toward meeting the applicable guidelines.

Our applicable target stock ownership guidelines are as follows:

Title	Multiple of Base Salary

Chief Executive Officer	3x base salary

Other Executive Officers	1.5x base salary

Non-Employee Directors	3x annual cash retainer

Our Nominating and Corporate Governance Committee will periodically review each director’s or executive officer’s progress toward achieving the applicable guidelines. Each of our directors and executive officers is either within compliance with the guidelines or expected to achieve such compliance prior to his or her applicable Measurement Date.

Risk Assessment Review

The Company adheres to a conservative and balanced approach to risk. Management and the Board conduct regular reviews of the business to ensure it remains within appropriate regulatory guidelines and

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practice. During 2020, the Company conducted a risk assessment of its incentive plans in place. This risk assessment was presented to the Compensation Committee, which concluded that the Company’s incentive compensation programs provide appropriate balance across many performance measures and do not create risks that are reasonably likely to have a material adverse effect on the Company.

Accounting and Tax Treatment of Compensation

The Compensation Committee considers the effects of tax and accounting treatments when it determines executive compensation. Under Section 162(m) of the Internal Revenue Code (the “Code”) compensation paid to a covered executive officer of a publicly traded company in excess of $1 million in one (1) year is not deductible for federal income tax purposes. In structuring the Company’s compensation programs and in determining executive compensation, the Compensation Committee takes into consideration the deductibility limit for compensation. However, the Compensation Committee reserves the right, in the exercise of its business judgment, to establish appropriate compensation levels for executive officers that may exceed the limits on tax deductibility established under Section 162(m) of the Code. The NEO employment agreements contain a better net after-tax cutback provision in respect of the excise tax imposed under Sections 280G and 4999 of the tax code, pursuant to which the executive’s change in control-related payments and benefits will be reduced to the extent necessary to prevent any portion of such payments and benefits from becoming subject to the excise tax, but only if, by reason of that reduction, the net after-tax benefit received by the executive exceeds the net after-tax benefit that the executive would receive if no reduction was made. The Compensation Committee takes into consideration the accounting effects of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 in determining vesting periods for stock options and restricted stock awards under our 2014 Omnibus Incentive Plan.

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COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed with Management the “Compensation Discussion and Analysis” disclosure appearing above in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, which incorporates by reference the disclosure contained in this Proxy Statement.

March 16, 2021

The Compensation Committee:

Charles A. Anderson, Chairman

Richard L. Davis

Frederick P. Perpall

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2020 Summary Compensation Table

The following summary compensation table provides information regarding the compensation of our NEO’s for our fiscal years ended December 31, 2020, 2019 and 2018.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (3)	Total ($)

AARON P. GRAFT	2020	650,000	—	283,677	86,438	390,390	37,247	1,447,752
Director, Vice Chairman,	2019	570,000	—	227,088	71,243	353,058	33,464	1,254,853
CEO & President	2018	515,000	—	128,766	128,749	324,651	26,418	1,123,584

R. BRYCE FOWLER	2020	385,000	—	168,461	51,330	208,108	11,400	824,299
Executive Vice President,	2019	350,000	—	111,568	34,994	195,112	11,200	702,873
CFO	2018	300,000	—	59,985	60,005	170,206	11,000	601,196

GAIL LEHMANN	2020	350,000	—	152,760	46,542	168,168	18,666	736,136
Executive Vice President,	2019	340,000	—	94,802	29,748	168,476	11,200	644,227
& Secretary	2018	275,000	—	48,128	48,120	138,686	11,000	520,934

ADAM D. NELSON	2020	305,000	—	133,557	40,692	146,546	11,400	637,195
Executive Vice President,	2019	290,000	—	80,869	25,365	143,701	13,820	553,755
General Counsel	2018	265,000	—	46,384	46,375	133,643	7,067	498,469

TODD RITTERBUSCH	2020	325,000	—	113,464	34,576	156,156	14,738	643,934
Executive Vice President,	2019	216,667	—	260,394	18,956	90,082	5,417	591,515
Chief Lending Officer	2018	—	—	—	—	—	—	—

(1)	Reflects actual base compensation paid during the applicable fiscal year.
(2)

Reflects the full grant date value of performance shares, restricted stock or stock option awards granted to each of our NEO’s computed in accordance with ASC 718. Generally, the full grant date fair value is the amount we will expense in our financial statements over an award’s vesting period as further described in Note 21 to our Annual Report on Form 10-K for the Fiscal Year ended December 31, 2020, filed with the SEC on February 12, 2021. The grant value of performance share awards are based on a Monte Carlo valuation of $29.93 per target share as of the May 1, 2020 grant date. The grant value of restricted stock awards are based on a fair market value of $26.25 per share of our common stock as of the May 1, 2020 grant date, which was the closing price of our common stock on the NASDAQ Global Select Market as of such date. The grant value of option awards are based on a Black-Scholes valuation of $8.85 per option share for grants made on May 1, 2020, with an exercise price of $26.25, which was the closing price of our common stock on the NASDAQ Global Select Market as of such date.

(3)	Includes the amounts set forth below under “2020 All Other Compensation Table” paid to or on behalf of the NEO’s during the applicable fiscal year.

The following table shows all amounts included in the “All Other Compensation” column for each named executive officer in 2020:

2020 All Other Compensation Table

Name	TBK Bank, SSB Contribution to Defined Contribution Plan ($)	Car Allowance ($)	Club Memberships ($)	Executive Health ($)	Total ($)
Aaron P. Graft	11,400	6,000	14,534	5,313	37,247
R. Bryce Fowler	11,400	—	—	—	11,400
Gail Lehmann	11,400	—	—	7,266	18,666
Adam D. Nelson	11,400	—	—	—	11,400
Todd Ritterbusch	11,400	—	—	3,338	14,738

34        Triumph Bancorp  |  2021 Proxy Statement

2020 Grants of Plan-Based Awards Table

	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(i)	All Other Option Awards: Number of Securities Underlying Options (#)(j)	Exercise or Base Price of Option Awards ($/sh)(k)	Grant Date Fair Value of Strock and Option Awards (l) (2)
Name (a)		Threshold ($)(c)	Target ($)(d)	Maximum ($)(e)	Threshold (#)(f)	Target (#)(g)	Maximum (#)(h)

Aaron P. Graft

	5/1/2020							3,294			$86,468

	5/1/2020								9767	$26.25	$86,438

	5/1/2020				—	6,589	11,531				$197,209

	—	$113,750	$325,000	$633,750

R. Bryce Fowler

	5/1/2020							1,956			$51,345

	5/1/2020								5,800	$26.25	$51,330

	5/1/2020				—	3,913	6,848				$117,116

	—	$ 60,638	$173,250	$337,837

Gail Lehmann

	5/1/2020							1,774			$46,568

	5/1/2020								5,259	$26.25	$46,542

	5/1/2020				—	3,548	6,209				$106,192

	—	$ 49,000	$140,000	$273,000

Adam D. Nelson

	5/1/2020							1,551			$40,714

	5/1/2020								4,598	$26.25	$40,692

	5/1/2020				—	3,102	5,429				$92,843

	—	$ 42,700	$122,000	$237,900

Todd Ritterbusch

	5/1/2020							1,318			$34,598

	5/1/2020								3,907	$26.25	$34,576

	5/1/2020				—	2,635	4,611				$78,866

	—	$ 45,500	$130,000	$253,500

(1)

The amounts reported in these columns represent the possible range of payments under the AIP incentive compensation program. For information about the amounts actually earned by each NEO under the AIP incentive compensation program, see “Executive Compensation Tables—2020 Summary Compensation Table.” Amounts are considered earned in fiscal year 2020 although they were not paid until 2021.

(2)

Reflects the full grant date value of performance shares, restricted stock or stock option awards granted to each of our NEO’s computed in accordance with ASC 718. Generally, the full grant date fair value is the amount we will expense in our financial statements over an award’s vesting period as further described in Note 21 to our Annual Report on Form 10-K for the Fiscal Year ended December 31, 2020, filed with the SEC on February 12, 2021. The grant value of performance share awards are based on a Monte Carlo valuation of $29.93 per target share as of the May 1, 2020 grant date. The grant value of restricted stock awards are based on a fair market value of $26.25 per share of our common stock as of the May 1, 2020 grant date, which was the closing price of our common stock on the NASDAQ Global Select Market as of such date. The grant value of option awards are based on a Black-Scholes valuation of $8.85 per option share for grants made on May 1, 2020, with an exercise price of $26.25, which was the closing price of our common stock on the NASDAQ Global Select Market as of such date.

Triumph Bancorp  |  2021 Proxy Statement        35

Outstanding Equity Awards at Fiscal Year-End for 2020

The following table sets forth all unexercised stock options, unvested restricted stock and performance units awarded to our named executive officers by the Company that were outstanding as of December 31, 2020.

	Option Awards						Performance Unit Awards			Stock Awards

Name (a) (13)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c) (4)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(d)	Option Exercise Price ($)(e)	Option Expiration Date(f)	Number of Shares or Units of Stock That Have Not Vested (#)(g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(h) (5)	Number of Shares or Units of Stock That Have Not Vested (#)(g) (4)		Market Value of Shares or Units of Stock That Have Not Vested ($)(h) (5)

Aaron P. Graft Director, Vice Chairman, CEO & President	16,434	—		—	$15.87	4/1/2026	—		—	—		—
	8,913	2,970	(6)	—	$25.80	4/1/2027	—		—	—		—
	4,869	4,870	(7)	—	$38.75	5/1/2028	—		—	—		—
	1,775	5,328	(8)	—	$31.00	5/1/2029	—		—	—		—
	—	9,767	(9)	—	$26.25	5/1/2030	—		—	—		—
	—	—		—	—	—	8,043	(1)	$390,488	—		—
	—	—		—	—	—	21,000	(2)	$1,019,550	—		—
	—	—		—	—	—	11,531	(3)	$559,830	—		—
	—	—		—	—	—	—		—	1,003	(10)	$48,696
	—	—		—	—	—	—		—	1,662	(11)	$80,690
	—	—		—	—	—	—		—	1,724	(12)	$83,700
	—	—		—	—	—	—		—	3,294	(13)	$159,924

R. Bryce Fowler Executive Vice President, CFO	9,995	—		—	$15.87	4/1/2026	—		—	—		—
	5,037	1,679	(6)	—	$25.80	4/1/2027	—		—	—		—
	2,269	2,270	(7)	—	$38.75	5/1/2028	—		—	—		—
	827	2,617	(8)	—	$31.00	5/1/2029	—		—	—		—
	—	5,800	(9)	—	$26.25	5/1/2030	—		—	—		—
	—	—		—	—	—	3,952	(1)	$191,870	—		—
	—	—		—	—	—	12,500	(2)	$606,875	—		—
	—	—		—	—	—	6,848	(3)	$332,470	—		—
	—	—		—	—	—	—		—	567	(10)	$27,528
	—	—		—	—	—	—		—	774	(11)	$37,578
	—	—		—	—	—	—		—	847	(12)	$41,122
	—	—		—	—	—				1,956	(13)	$94,964

Gail Lehmann Executive Vice President, Secretary	7,176	—		—	$15.87	4/1/2026	—		—	—		—
	3,843	1,280	(6)	—	$25.80	4/1/2027	—		—	—		—
	1,820	1,820	(7)	—	$38.75	5/1/2028	—		—	—		—
	741	2,225	(8)	—	$31.00	5/1/2029	—		—	—		—
	—	5,259	(9)	—	$26.25	5/1/2030	—		—	—		—
	—	—		—	—	—	3,358	(1)	$163,031	—		—
	—	—		—	—	—	12,500	(2)	$606,875	—		—
	—	—		—	—	—	6,209	(3)	$301,447	—		—
	—	—		—	—	—	—		—	433	(10)	$21,022
	—	—		—	—	—	—		—	621	(11)	$30,150
	—	—		—	—	—	—		—	720	(12)	$34,956
	—	—		—	—	—	—		—	1,774	(13)	$86,128

Adam D. Nelson Executive Vice President & General Counsel	10,539	—		—	$15.87	4/1/2026	—		—	—		—
	3,768	1,255	(6)	—	$25.80	4/1/2027	—		—	—		—
	1,754	1,754	(7)	—	$38.75	5/1/2028	—		—	—		—
	632	1,897	(8)	—	$31.00	5/1/2029	—		—	—		—
	—	4,598	(9)	—	$26.25	5/1/2030	—		—	—		—
	—	—		—	—	—	2,865	(1)	$139,096	—		—
	—	—		—	—	—	12,500	(2)	$606,875	—		—
	—	—		—	—	—	5,429	(3)	$263,578	—		—
	—	—		—	—	—	—		—	424	(10)	$20,585
	—	—		—	—	—	—		—	599	(11)	$29,081
	—	—		—	—	—	—		—	614	(12)	$29,810
	—	—		—	—	—				1551	(13)	$75,301

36        Triumph Bancorp  |  2021 Proxy Statement

	Option Awards						Performance Unit Awards			Stock Awards

Name (a) (13)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c) (4)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(d)	Option Exercise Price ($)(e)	Option Expiration Date(f)	Number of Shares or Units of Stock That Have Not Vested (#)(g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(h) (5)	Number of Shares or Units of Stock That Have Not Vested (#)(g) (4)		Market Value of Shares or Units of Stock That Have Not Vested ($)(h) (5)

Todd Ritterbusch Executive Vice President, Chief Lending Officer	472	1,418	(8)	—	$31.00	5/1/2029	—		—	—		—
	—	3,907	(9)	—	$26.25	5/1/2030	—		—	—		—
	—	—		—	—	—	2,140	(1)	$103,897	—		—
	—	—		—	—	—	12,500	(2)	$606,875	—		—
	—	—		—	—	—	4,611	(3)	$223,864	—		—
	—	—		—	—	—	—		—	4,839	(12)	$234,933
	—	—		—	—	—	—		—	459	(12)	$22,284
	—	—		—	—	—	—		—	1,318	(13)	$63,989

(1)

Performance unit awards shown in row represent total stock return performance shares granted in 2019 as part of the Company’s LTIP program. Shares represented and market value of such awards assume payout at maximum. A prorated portion of such award may vest upon death, disability qualifying termination or retirement during the performance period, and would be earned and shares issued following completion of the performance period and determination of the Company’s relative TSR. In addition, in the event of a change of control during the performance period, a portion of the award may be earned (and the resulting shares issued unless replaced with a time vested replacement award) based on TSR through the change in control. Vesting of any time vested replacement award may be accelerated in the event of a qualifying termination following such change in control (as defined in our 2014 Omnibus Incentive Plan).

(2)

Performance unit awards shown in row represent awards granted during 2019 as part of the Company’s 2019 Cumulative EPS Award program. Such award is disclosed in this table at its target level. A prorated portion of such award may vest upon death, disability qualifying termination (after the first anniversary of the grant date) or retirement (after the first anniversary of the grant date) during the performance period, and would be earned and shares issued following completion of the performance period and determination of the Company’s performance against the EPS goal. In addition, in the event of a change of control during the performance period, a portion of the award may be earned (and the resulting shares issued unless replaced with a time vested replacement award) based on achievement of interim EPS goals through a change in control. Vesting of any time vested replacement award may be accelerated in the event of a qualifying termination following such change in control (as defined in our 2014 Omnibus Incentive Plan).

(3)

Performance unit awards shown in row represent total stock return performance shares granted in 2020 as part of the Company’s LTIP program. Shares represented and market value of such awards assume payout at maximum. A prorated portion of such award may vest upon death, disability qualifying termination (after the first anniversary of the grant date) or retirement (after the first anniversary of the grant date) during the performance period, and would be earned and shares issued following completion of the performance period and determination of the Company’s relative TSR. In addition, in the event of a change of control during the performance period, a portion of the award may be earned (and the resulting shares issued unless replaced with a time vested replacement award) based on TSR through the change in control. Vesting of any time-vested replacement award may be accelerated in the event of a qualifying termination following such change in control (as defined in our 2014 Omnibus Incentive Plan).

(4)

Vesting of all such stock options and shares of restricted stock may be accelerated upon termination of employment for death or disability, or upon a qualifying termination of employment following a change of control (as defined in our 2014 Omnibus Incentive Plan).

(5)	The market values for the outstanding stock awards presented as of December 31, 2020, are based on the closing price of our Common Stock of $48.55 per share on December 31, 2020.
(6)	2017 stock option; vests at the rate of 25% per year – remaining unvested portion of the award will vest on April 1, 2021.
(7)	2018 stock option; vests at the rate of 25% per year – remaining unvested portions of the award will vest on May 1, 2021 and 2022.
(8)	2019 stock option; vests at the rate of 25% per year – remaining unvested portions of the award will vest on May 1 2021, 2022 and 2023.
(9)	2020 stock option; vests at the rate of 25% per year – one-fourth of the award will vest on May 1, 2021, 2022, 2023 and 2024.
(10)	2017 restricted stock award; vests at the rate of 25% per year – remaining unvested portion of the award will vest on April 1, 2021.
(11)	2018 restricted stock award; vests at the rate of 25% per year – remaining unvested portions of the award will vest on May 1 2021 and 2022.
(12)	2019 restricted stock award; vests at the rate of 25% per year – remaining unvested portions of the award will vest on May 1 2021, 2022 and 2023.
(13)	2020 restricted stock award; vests at the rate of 25% per year – one-fourth of the award will vest on May 1, 2021, 2022, 2023 and 2024.

Triumph Bancorp  |  2021 Proxy Statement        37

The following information sets forth the stock awards vested and stock options exercised by the named executive officers during the fiscal year ended December 31, 2020.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($) (1)

Aaron P. Graft	—	—	3,924	$96,682

R. Bryce Fowler	—	—	2,156	$52,863

Gail Lehmann	—	—	1,643	$40,385

Adam D. Nelson	—	—	1,898	$46,321

Todd Ritterbusch	—	—	1,764	$46,305

(1)	The value realized on vesting is determined by multiplying the number of vested restricted stock units by the closing price of the Company’s common stock on the vesting date.

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2020.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	227,986	$25.16	185,213

Equity compensation plans not approved by security holders	—	—	—

Total	227,986	$25.16	185,213

38        Triumph Bancorp  |  2021 Proxy Statement

Potential Payments as a Result of Termination or Change in Control (CIC)

The table below describes the value of compensation and benefits payable to each named executive officer upon termination that would exceed the compensation or benefits generally available to salaried employees in each termination scenario. Benefits and payments are calculated assuming a December 31, 2020 employment termination date.

Name/Termination Scenario	Severance ($)	Stock Awards ($) (4)	Stock Options ($) (5)	Welfare Benefits ($)	Total

Aaron P. Graft
Voluntary Resignation	—	—	—	—	—
Termination for Cause	—	—	—	—	—
Qualifying Termination (no change in control) (1)	$975,000	$216,938		$32,400	$1,224,338
Qualifying Termination—Change in Control (2)	$3,018,099	$1,853,493	$426,604	$64,800	$5,362,996
Death	—	$714,354	$426,604	—	$1,140,958
Disability	—	$714,354	$426,604	—	$1,140,958
Retirement (3)	—	—	—	—	—

R. Bryce Fowler
Voluntary Resignation	—	—	—	—	—
Termination for Cause	—	—	—	—	—
Qualifying Termination (no change in control) (1)	$481,250	$106,594	—	$32,400	$620,244
Qualifying Termination—Change in Control (2)	$1,440,355	$1,041,106	$235,712	$64,800	$2,781,973
Death	—	$381,668	$235,712	—	$617,380
Disability	—	$381,668	$235,712	—	$617,380
Retirement (3)	—	$307,785	$235,712	—	$543,497

Gail Lehmann
Voluntary Resignation	—	—	—	—	—
Termination for Cause	—	—	—	—	—
Qualifying Termination (no change in control) (1)	$350,000	$90,573	—	$32,400	$472,973
Qualifying Termination—Change in Control (2)	$1,016,887	$952,308	$203,280	$43,200	$2,215,675
Death	—	$329,816	$203,280	—	$533,096
Disability	—	$329,816	$203,280	—	$533,096
Retirement (3)	—	$262,828	$203,280	—	$466,108

Adam D. Nelson
Voluntary Resignation	—	—	—	—	—
Termination for Cause	—	—	—	—	—
Qualifying Termination (no change in control) (1)	$305,000	$77,275		$21,600	$403,875
Qualifying Termination—Change in Control (2)	$892,593	$890,504	$181,568	$43,200	$2,007,865
Death	—	$308,104	$181,568	—	$489,672
Disability	—	$308,104	$181,568	—	$489,672
Retirement (3)	—	—	—	—	$—

Todd Ritterbusch
Voluntary Resignation	—	—	—	—	—
Termination for Cause	—	—	—	—	—
Qualifying Termination (no change in control) (1)	$325,000	$57,721	—	$21,600	$404,321
Qualifying Termination—Change in Control (2)	$941,279	$964,543	$112,012	$43,200	$2,061,034
Death	—	$428,675	$112,012	—	$540,687
Disability	—	$428,675	$112,012	—	$540,687
Retirement (3)	—	—	—	—	$—

(1)

A “Qualifying Termination” is a termination of employment by the Company other than for Cause, or a termination of employment by the executive for Good Reason, in each case as such terms are defined in the employment agreement for the applicable named executive officer.

(2)

A termination of employment is considered a termination in connection with a Change in Control if such termination occurs within 24 months after a Change in Control (as such term is defined in the employment agreement for the applicable named executive officer).

(3)

Retirement is defined as termination (other than for cause) after reaching age 65 or after reaching age 62 and completing at least five (5) years of employment. As of December 31, 2018, Ms. Lehmann and Mr. Fowler are the only NEOs eligible to retire in accordance with the Company’s policy and the terms of its equity incentive compensation and benefit plans.

Triumph Bancorp  |  2021 Proxy Statement        39

(4)

Unvested restricted stock awards vest in full upon a Qualifying Termination within 24 months of a change in control, death or disability. Our restricted stock awards permit continued vesting of unvested equity awards upon retirement assuming conditions are met as specified within the applicable award agreement.

A prorated portion of unvested TSR performance awards vests upon death, disability, qualifying termination or retirement during the performance period, and would be earned and shares issued following completion of the performance period and determination of the Company’s relative TSR. Unvested TSR performance awards may be earned upon a change in control based on the Company’s relative TSR immediately prior to the change in control (and the resulting shares issued unless replaced with a time vested replacement award) based on TSR through the change in control. Upon a qualifying termination within 24 months of a change in control, the time vested replacement award would vest in full. The calculations above assume the Company earns payout at stretch levels (modified by any applicable proration) for all outstanding TSR performance awards.

A prorated portion of EPS performance awards may vest upon death, disability qualifying termination or retirement during the performance period, and would be earned and shares issued following completion of the performance period and determination of the Company’s performance against the EPS goal. In addition, in the event of a change of control during the performance period, a portion of the award may be earned (and the resulting shares issued unless replaced with a time-vested replacement award) based on achievement of interim EPS goals through change in control. Upon a qualifying termination in connection with such change in control, the time vested replacement award would vest in full. The calculations assume no payout on prorated EPS awards at the end of the performance period, as these shares were not expected to be earned as of December 31, 2020, based on the substantial EPS growth built into the second and third years of the cumulative EPS goals. The calculations for payout on a qualifying termination within 24 months of a change in control assumes payout based on achievement of the interim EPS goal for the first year of the award as of December 31, 2020, as the Company exceeded such EPS goal for the year ended December 31, 2020.

(5)

Unvested stock options vest in full upon a Qualifying Termination within 24 months of a change in control, death or disability. Our option awards permit continued vesting of unvested equity awards upon retirement assuming conditions are met as specified within the applicable award agreement. For stock option awards, the value was calculated as the difference between the closing price of the Company stock on December 31, 2020 and the option exercise price.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of the SEC’s Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. The CEO to median employee pay ratio included in this disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their pay ratios, the estimated ratio reported below should not be used as a basis for comparison between companies.

We identified the median employee from a list of all employees (full-time and part-time) employed as of December 31, 2020. We determined the median employee based on each employee’s annual cash earnings (consisting of salaries, bonuses and commissions) and annualizing earnings for employees who were not employed for a full year in 2020. After determining the median employee, we calculated the CEO’s and the median employee’s 2020 total compensation in the same manner as the CEO’s compensation provided in the summary compensation table. Based on the foregoing, the CEO’s 2020 annual total compensation is $1,447,752 and the median annual total compensation of all employees (except for the CEO) is $60,724.50, resulting in a CEO pay ratio of approximately 23.8 to 1.

40        Triumph Bancorp  |  2021 Proxy Statement

DIRECTOR COMPENSATION FOR FISCAL 2020

2020 Director Compensation

In connection with their service on our Board of Directors in 2020, we compensated our non-employee directors through a combination of stock awards and cash retainers related to their service or chairmanship on the board and each board committee. In addition, those of our directors who also served on the board or board committees of TBK Bank, SSB or its subsidiaries also received compensation for such service through a combination of stock awards and cash retainers. Director fees are approved by our Nominating and Corporate Governance Committee after a review process including consideration of competitive peer group benchmarking data. Our director fees for 2020 are outlined in the table below.

	CHAIR ($)			MEMBER ($)

Triumph Bancorp, Inc. Board and Committees	CASH	STOCK		CASH	STOCK

Board	$50,000	$60,000	(1)	$35,000	$45,000	(1)

Audit Committee	$37,500	—		$12,500	—

Compensation Committee	$12,000	—		$3,000	—

Nominating & Corporate Governance Committee	$12,000	—		$3,000	—

Risk Management Committee	$12,000	—		$3,000	—

TBK Bank, SSB Board and Committees

Board	$20,625	$20,625	(1)	$16,500	$16,500	(1)

Executive Loan Committee	$16,500	—		$14,850	—

ALCO Committee	$5,775	—		$3,300	—

Triumph Business Capital/Triumph Insurance Group

Board	—	—		$10,000	$10,000	(2)

(1)	Target award value issued one half on February 1, 2020 and one half on July 1, 2020. Stock award for Triumph Business Capital/Triumph Insurance Group issued July 1, 2020.

All stock awards were fully vested on the date of grant. All cash retainers are paid quarterly (i.e., one-fourth of the total annual retainer is paid to each director on the first day of each of our fiscal quarters or as soon as practicable thereafter).

Triumph Bancorp  |  2021 Proxy Statement        41

The following table sets forth compensation paid, earned or awarded during 2020 to each of our directors. The table also includes compensation earned by each director that is attributable to such director’s service on the Board of Directors or Committees of TBK Bank, SSB or its subsidiaries, as applicable. Such amounts include amounts paid during 2020 to former directors Robert Dobrient and Justin Trial, who retired from the Company’s board of directors effective as of our 2020 annual meeting, and to director Douglas M. Kratz, who retired from the Company’s board of directors on October 29, 2020.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total Compensation ($)

Charles A. Anderson	50,000	44,544	2,500	97,044

Debra Bradford	32,500	22,062	—	54,562

Richard Davis	41,000	44,544	—	85,544

Robert Dobrient	30,750	22,481	10,000	63,231

Laura Easley	29,250	22,062	—	51,312

Aaron P. Graft	—	—	—	—

Douglas M. Kratz	47,000	60,878	23,512	131,390

Maribess L. Miller	59,500	44,544	—	104,044

Frederick Perpall	38,000	44,544	—	82,544

Michael P. Rafferty	75,500	44,544	—	120,044

Carlos M. Sepulveda, Jr.	50,000	89,609	47,350	186,959

C. Todd Sparks	47,500	60,878	37,125	145,503

Justin Trail	28,500	32,287	10,000	70,787

(1)

The grant date fair value of each award is based on the number of shares granted and the NASDAQ closing price of our common stock on the date of grant. In determining the number of shares to be granted for the July 1, 2020 award, the Company considered the weighted average price of the Company’s common stock from June 18, 2020 to July 1, 2020 in order to account for unusual stock price volatility in the wake of the COVID-19 pandemic, which may cause the grant date fair value of such award, which is based on the closing price of the Company’s common stock as of July 1, 2020, to deviate from the target award value set forth above.

(2)

Reflects cash retainers received for service on the boards of directors and board committees of TBK Bank, SSB and its subsidiaries. In addition, with respect to Mr. Anderson, also includes amounts paid as reimbursement for a medical wellness exam pursuant to a program available to Company executive officers and directors.

42        Triumph Bancorp  |  2021 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review and Approval of Transactions with Related Persons

Transactions by the Company or our subsidiaries with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by our bank subsidiaries with their respective affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by our bank subsidiaries to their respective executive officers, directors and principal stockholders). We have adopted policies to comply with these regulatory requirements and restrictions.

In addition, our Board of Directors has adopted a written policy governing the approval of related party transactions that complies with all applicable requirements of the SEC and NASDAQ concerning related party transactions. Related party transactions are transactions in which we are a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest. Related parties of the Company include directors (including nominees for election as directors), executive officers, 5% stockholders and the immediate family members of these persons. Our General Counsel, in consultation with management and outside counsel, as appropriate, will review potential related party transactions to determine if they are subject to the policy. If so, the transaction will be referred to the Nominating and Corporate Governance Committee for approval. In determining whether to approve a related party transaction, the Nominating and Corporate Governance Committee will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related party’s interest in the transaction, the appearance of improper conflicts of interest for any director or executive officer taking into account the size of the transaction and the financial position of the related party, whether the transaction would impair an outside director’s independence, the acceptability of the transaction to our regulators and the potential violations of other corporate policies. Our Related Party Transactions Policy is available on our website at www.triumphbancorp.com, as an annex to our Corporate Governance Guidelines.

Triumph Consolidated Cos., LLC Warrant and Registration Rights

On December 12, 2012, we issued a warrant to Triumph Consolidated Cos., LLC (“TCC”) for the purchase of 259,067 shares of our Common Stock (the “TCC Warrant”). The TCC Warrant provided TCC with certain registration rights if we proposed to register any of our capital stock in a public offering. On August 2, 2017, TCC exercised the TCC Warrant in full in connection with its liquidation and winding up. In connection therewith, the TCC Warrant was amended by TCC and the Company to permit such exercise to be made on a “net exercise” basis.

Trinitas Capital Management, LLC

Trinitas Capital Management, LLC (“Trinitas”) is an independent Collateralized Loan Obligation (“CLO”) asset manager formed in 2015. Certain of the Company’s officers and other personnel served as officers of Trinitas (which positions were terminated as to our executive officers during 2017 as part of the sale of our Triumph Capital Advisors, LLC (“TCA”) subsidiary) and certain members of the Company’s board of directors also hold minority membership interests in Trinitas. The Company does not hold any membership interests in Trinitas.

The Company’s former subsidiary, TCA, provided certain middle and back office services to Trinitas as the asset manager of various CLO funds issued by Trinitas. On March 31, 2017, the Company sold 100% of its membership interests in TCA. For the year ended December 31, 2017, the Company (through its interest in TCA) earned fees from Trinitas totaling $521,000. As a result of the TCA sale, as of March 31, 2017, the Company no longer acts as a staffing and services provider for Trinitas. Consequently, no fees were earned by the Company from Trinitas for the years ended December 31, 2019 or 2018. The Company holds investments in the subordinated notes of Trinitas IV CLO Ltd., Trinitas V CLO Ltd., and Trinitas VI CLO Ltd., CLOs managed by Trinitas, with a carrying amount of $8,417,000, $8,487,000 and $8,557,000 at December 31, 2019, 2018 and 2017, respectively.

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TBK Bank Sports Complex

Former Director Doug Kratz, who retired our Board of Directors on October 29, 2020, is owner and principal of The BettPlex LLC, an entity that has developed and is operating a multi-use youth athletic complex in Bettendorf, IA. The Company’s subsidiary bank, TBK Bank, SSB, made a Regulation O loan to The BettPlex LLC in connection with the development and financing of this facility. In December 2017, the Company entered into an agreement with The BettPlex LLC to become the naming rights sponsor of the facility, which is known as the “TBK Bank Sports Complex.” The naming rights agreement provides that TBK Bank will retain these rights for a term of seven years and will pay an annual fee of $250,000 per year in years one through five and $275,000 per year in years six and seven. No payments were made under this agreement in 2017. In each of 2018, 2019 and 2020, the Company paid an amount equal to $250,000, in respect of the first, second and third years of such naming rights agreement. The naming rights agreement was approved by our Nominating and Corporate Governance Committee which, in addition to the factors set forth above, reviewed and considered applicable naming rights arrangements for similar facilities in the same region as this facility. During 2020, the Regulation O loan to The BettPlex LLC described above was provided with a temporary deferral of principal amortization pursuant to the provisions of the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), and such deferral was in effect as of December 31, 2020. The loan had a balance of $30.4 million as of December 31, 2020, was performing under its current contractual terms which included continuing interest payments, and is expected to continue to perform as the operating outlook for the facility continues to improve as COVID-19 related restrictions are lifted and economic activity in this sector accelerates.

Cratebind LLC/Jordan Graft

Triumph Business Capital, a wholly-owned subsidiary of TBK Bank, SSB, engaged Cratebind LLC (“Cratebind”) to provide certain software consulting services, in particular as related to the development of its blockchain and payments technologies as a complement to its traditional factoring operations. Jordan Graft, the brother of Chief Executive Officer Aaron Graft, was previously a principal of Cratebind LLC. Payments for work performed by Cratebind in respect of the Company’s 2017 fiscal year totaled $80,431. Payments for the Company’s 2018 fiscal year totaled $281,245, of which $91,353 was attributable to the period following Mr. Jordan Graft’s separation from such entity. No payments were made to Cratebind for the for the Company’s 2019 or 2020 fiscal years. The Cratebind arrangement was approved by our Nominating and Corporate Governance Committee, which in addition to the factors described above considered the unique skills of the Cratebind personnel (including Mr. (Jordan) Graft) with respect to blockchain and payments applications, and the fees to be charged as part of the engagement compared to other software consulting firms engaged by the Company for other projects.

In March 2018, the Company hired Mr. (Jordan) Graft in a full time capacity to continue to oversee the Company’s development of blockchain and payments technologies, including its TriumphPay platform. Mr. (Jordan) Graft’s compensation included a base salary of $425,000 for 2020, $290,000 for 2019 and a pro-rated base salary of $250,000 for 2018, and participation in annual equity and cash incentive compensation programs commensurate with other senior executive leaders in charge of business units (with payments under such programs to be approved by our Compensation Committee).

In 2020, the Compensation Committee approved an incentive bonus of $580,000 for Mr. (Jordan Graft), to be paid 70% in cash and 30% in restricted stock. In 2019, the Compensation Committee approved an incentive bonus of $580,000 for Mr. (Jordan Graft), to be paid 80% in cash and 20% in restricted stock. Mr. (Jordan) Graft also participated in the 2019 Cumulative EPS Award with a target award of 12,500 shares of common stock. No additional incentive compensation was paid to Mr. Graft in 2018. For 2021, the Compensation Committee has approved a base salary of $437,000 for Mr. (Jordan) Graft, which took into account the growth and expansion of the Company’s TriumphPay platform and alignment of Mr. (Jordan) Graft’s compensation with senior leaders at Triumph Business Capital. Mr. Graft’s employment and compensation arrangements have been reviewed and approved by each of the Company’s Compensation and Nominating and Corporate Governance Committees.

44        Triumph Bancorp  |  2021 Proxy Statement

HPI Corporate Services LLC Brokerage Engagements

The Company has engaged HPI Corporate Services LLC to provide tenant advisory services in connection with certain real estate leasing transactions entered into by the Company and its subsidiaries, including the expansion and extension of our corporate headquarters office lease and the lease for the main office of Triumph Business Capital, our factoring subsidiary. Richard Anderson, brother of Director Charles Anderson, is a minority investor in HPI Corporate Services LLC. The total amount of brokerage fees, net of commissions rebated to the Company per the terms of such brokerage arrangements, paid by the landlords for such transactions to HPI Corporate Services, LLC for our 2018 fiscal year totaled $626,351. Our Nominating and Corporate Governance Committee approved (with Director Anderson abstaining) the engagement of HPI Corporate Services LLC for such transactions after considering, among other factors, the rates payable for such brokerage engagement compared to similar industry transactions and the expertise of HPI Corporate Services LLC in corporate real estate transactions.

Loans and Banking Relationships

Certain of our officers, directors and 5% stockholders, as well as their immediate family members and affiliates, are customers of, or have or have had transactions with, our bank subsidiaries or the Company in the ordinary course of business. These transactions include deposits, loans, wealth management products and other financial services related transactions. Related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us and do not involve more than normal risk of collectability or present other features unfavorable to us. We expect to continue to enter into transactions in the ordinary course of business on similar terms with our officers, directors and 5% stockholders, as well as their immediate family members and affiliates. No related party loans were categorized as nonaccrual, past due, restructured or potential problem loans as of the date of this proxy statement.

In December 2018, the Company sold a loan with an aggregate principal balance of $9,781,000 to an entity in which Director Todd Sparks, together with members of his family, have a majority interest. The loan, which was originated as a Regulation O loan due to the interests of Director Sparks in the borrower for such loan, was sold at a purchase price equal to 100% of the outstanding principal balance of the loan plus accrued interest and therefore, resulted in no gain or loss for the year ended December 31, 2018. The loan was sold by the Company due to credit deterioration at the borrower which would have caused the loan to be classified as a substandard non-performing loan had it remained on the Company’s balance sheet as of December 31, 2018. Our Nominating and Corporate Governance Committee approved this transaction after determining that the terms of such purchase were at least as favorable as those that could be obtained from any third-party purchaser.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The tables set forth below contain information regarding the amount and percent of shares of Common Stock and Preferred Stock that as of February 26, 2021 are deemed under the rules of the SEC to be “beneficially owned” by each member of our Board of Directors, by each nominee for election to our Board of Directors, by each of our executive officers, by all of our directors and executive officers as a group, and by any person or “group” (as that term is used in the Exchange Act) known to us to be a “beneficial owner” of more than 5% of the outstanding shares of Common Stock as of that date. The information concerning the beneficial ownership of our directors and officers is based solely on information provided by those individuals. Unless otherwise stated, the beneficial owner has sole voting and investment power over the listed Common Stock or shares such power with his or her spouse. As of February 26, 2021, there were 24,882,929 shares of Common Stock outstanding.

Unless otherwise noted, the address for each stockholder listed on the tables below is: c/o Triumph Bancorp, Inc., 12700 Park Central Drive, Suite 1700, Dallas, Texas 75251.

	As of February 26, 2021

Name of Beneficial Owner Greater than 5% stockholders	Number of Shares of Common Stock	Percent of Shares of Common Stock

BlackRock, Inc. (1)	3,555,430	14.3%

Wellington Management Group, LLP (2)	2,149,966	8.6%

The Vanguard Group (3)	1,439,657	5.8%

Luxor Capital Group (4)	1,357,798	5.5%

(1)

Consists of 3,555,430 shares of Common Stock beneficially owned of record by clients of one or more investment advisers directly or indirectly owned by BlackRock, Inc. Based solely on information set forth in a Schedule 13G/A filed by such persons on January 26, 2021. The address of such persons is BlackRock, Inc., 55 East 52nd Street, New York, NY 10055.

(2)

Consists of 2,149,966 shares of Common Stock beneficially owned of record by Wellington Management Group, LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP. Based solely on information set forth in a Schedule 13G/A filed by such persons on February 15, 2021. The address of such persons is c/o Wellington Management Company, LLP, 280 Congress Street, Boston, MA 02210.

(3)

Consists of 1,439,657 shares of Common Stock beneficially owned of record by clients of one or more investment advisers directly or indirectly owned by The Vanguard Group. Based solely on information set forth in a Schedule 13G filed by such persons on February 8, 2021. The address of such persons is The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355.

(4)

Consists of 1,357,798 shares of Common Stock beneficially owned of record by Luxor Capital Partners, LP (“Onshore Fund”), Luxor Capital Partners Offshore Master Fund, LP (“Offshore Master Fund”), Luxor Capital Partners Offshore, Ltd. (“Offshore Feeder Fund”), Lugard Road Capital Master Funds, LP (“Lugard Master Fund”), Luxor Wavefront, LP (“Wavefront Fund”), LCG Holdings, LLC (“LCG Holdings”), Lugard Road Capital GP, LLC (“Lugard GP”), Luxor Capital Group, LP (“Luxor Capital Group”), Luxor Management, LLC (“Luxor Management”), Jonathan Greene (“Mr. Greene”) and Christian Leone (“Mr. Leone”). Based solely on information set forth in a Schedule 13G/A filed by such persons on February 16, 2021. The principal business address of each of Onshore Fund, Wavefront Fund, Luxor Capital Group, Luxor Management, Lugard GP, LCG Holdings, Mr. Greene and Mr. Leone is 1114 Avenue of the Americas, 28th Floor, New York, New York 10036. The principal business address of each of Offshore Master Fund, Offshore Feeder Funds and Lugard Master Fund is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1004, Cayman Islands.

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Named Executive Officers and Directors	Shares of Common Stock Directly or Indirectly Owned		Shares of Common Stock Issuable Within 60 Days	Shares of Common Stock Subject to Future Vesting Requirements	Stock Options Exercisable Within 60 Days	Total Shares of Common Stock Beneficially Owned	Percent of shares of Common Stock	Depository Shares of Series C Preferred Stock(5)	Percentage of Depository Shares of Series C Preferred Stock

Carlos M. Sepulveda, Jr.	410,264		—	—	—	410,264	1.65%	—	—

C. Todd Sparks	305,320	(2)	—	—	—	305,320	1.23%	—	—

Aaron P. Graft	248,872	(1)	—	7,683	34,961	291,516	1.17%	—	—

Richard L. Davis	221,345	(4)	—	—	—	221,345	*	20,000	1.1%

Charles Anderson	146,330		—	—	—	146,330	*	—	—

Gail Lehmann	25,515		—	3,548	14,860	43,923	*	—	—

Adam D. Nelson	11,387		—	3,188	17,948	32,523	*	—	—

R. Bryce Fowler	26,312		—	4,144	1,843	32,299	*	—	—

Michael P. Rafferty	32,014		—	—	—	32,014	*	8,000	*

Maribess Miller	16,430		—	—	—	16,430	*	—	—

Todd Ritterbusch	3,339		—	6,616	472	10,427	*	20,000	1.1%

Frederick Perpall	9,676		—	—	—	9,676	*	—	—

Debra Bradford	1,350		—	—	—	1,350	*	—	—

Laura Easley	1,350		—	—	—	1,350	*	—	—

All directors and executive officers, as a group (14 persons)						1,554,767	6.23%	48,000	2.67%

*	Indicates less than 1%
(1)

Excludes 3,315 shares of Common Stock held by Mr. Graft’s wife, Kimberly Graft through Goldman Sachs FBO Kimberly Graft Roth IRA. 165,000 shares of stock held by Mr. Graft have been pledged to JPMorgan Chase Bank, N.A. in connection with a personal loan facility entered into by Mr. Graft.

(2)

Mr. Sparks exercises voting and dispositive control over an aggregate of 254,690 shares of Common Stock held by SBS Equity, LLC, The Sparks Foundations, Inc., a 501(c)3 organization and Sparco Market Fund. Mr. Sparks disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(4)

Includes (i) 75,979 shares indirectly owned as trustee of the Sheree Davis 2006 Children’s Trust, (ii) 75,979 shares indirectly owned as trustee of the Richard Davis 2006 Family Trust, and (iii) 6,926 shares indirectly owned as trustee of the Rick and Sheree Davis Family Foundation, a 501(c)3 organization. Mr. Davis disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(5)

Each Depository Share represents a 1/40th interest in a share of the Company’s 7.125% Series C Fixed Rate Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share. As of February 26, 2021, there were 1,800,000 Depository Shares outstanding.

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PROPOSAL 2:  ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

With this Proposal 2, the Company’s stockholders are being asked to provide advisory approval of the 2020 compensation of the Company’s named executive officers, as it has been described in the “Executive Compensation” section of this Proxy Statement. This proposal, commonly known as a “say on pay” proposal, gives each stockholder the opportunity to endorse or not endorse the Company’s executive pay program. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies and practices described in this Proxy Statement. While this vote is advisory and not binding on the Company, it will provide the Company with information regarding investor sentiment about its executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of its 2021 fiscal year and beyond. While the say on pay vote is a formal means for soliciting stockholder feedback, the Company also welcomes the opportunity to engage with stockholders at any time.

In deciding how to vote on this Proposal, the Board encourages you to read the “Executive Compensation – Compensation Disclosure and Analysis” section of this Proxy Statement and the tabular and narrative disclosure which follows it. In those sections, we discuss each element of compensation, including base salaries, short-term incentives and long-term incentives. We also discuss our policies and other factors which affect the decisions of our Compensation Committee.

The Company believes that its executive compensation policies and procedures are competitive, focused on pay-for-performance principles, strongly aligned with the long-term interests of the Company’s stockholders and designed to attract and retain the talent needed to drive stockholder value and help the Company meet or exceed its financial and performance targets. The Company also believes that the compensation of its named executive officers for 2020 reflected the Company’s financial results for 2020. Accordingly, stockholders are being asked to vote on the following resolution to be presented at the Annual Meeting:

“RESOLVED, that the holders of the Common Stock hereby approve the compensation of the named executive officers as described in this Proxy Statement under the heading “Executive Compensation”, including the Compensation Discussion and Analysis, the compensation tables and related footnotes.”

The vote by the stockholders will be a non-binding, advisory vote, meaning that the voting results will not be binding on the Company, the Compensation Committee or the Board or overrule or affect any previous action or decision by the Compensation Committee or the Board or any compensation previously paid or awarded. However, the Compensation Committee and the Board will take the voting results into account when determining executive compensation matters in the future. Proxies will be voted for the approval of the named executive officers’ compensation unless otherwise specified.

The Board recommends that you vote FOR the approval of the non-binding advisory resolution regarding the compensation of the named executive officers as set forth in this Proxy Statement

48        Triumph Bancorp  |  2021 Proxy Statement

PROPOSAL 3:  APPROVAL OF SECOND AMENDMENT TO TRIUMPH BANCORP, INC. 2014 OMNIBUS

INCENTIVE PLAN

We are seeking stockholder approval of a second amendment (the “Amendment”) to the Triumph Bancorp, Inc. 2014 Omnibus Incentive Plan (the “Omnibus Incentive Plan”) that would, among other things, (1) increase the total number of shares of Common Stock available for issuance under the Omnibus Incentive Plan by 450,000 shares, (2) extend the expiration date of the Omnibus Incentive Plan to March 16, 2031, and (3) prohibit the payment of dividends on shares of unvested restricted stock, other than dividends or dividend equivalents subject to the same time and/or performance-based vesting conditions applicable to the underlying award and paid, if vested, at the same time as the underlying award. The Amendment was recommended by the Compensation Committee and approved by the Board of Directors on March 16, 2021, subject to the approval of the Company’s stockholders at the Company’s 2021 Annual Meeting of Stockholders.

Background and Purpose of the Proposal

Share Increase. Equity awards granted under the Omnibus Incentive Plan are a key component of our executive compensation program. The Company believes that a meaningful portion of the total compensation for our senior executive officers should be represented by pay-for-performance compensation, in particular long-term performance compensation in the form of equity-based awards, in order to align the interests of our senior executive officers with those of our stockholders and incentivize long-term value creation. We believe that the increase in the number of authorized shares of Common Stock under the Omnibus Incentive Plan, by 450,000 shares, provided by the Amendment will provide enough authorized shares to permit the Company to continue to make equity awards consistent with its current grant practices over the next two to three years.

Prohibition on Dividends on Restricted Stock. The Amendment would add a prohibition on the payment of dividends on shares of unvested restricted stock, other than dividends or dividend equivalents subject to the same time and/or performance-based vesting conditions applicable to the underlying award and paid, if vested, at the same time as the underlying award. We believe this change is consistent with our overall compensation philosophy in requiring a recipient of a restricted stock award to meet the applicable vesting conditions for such award in order to receive the benefits associated with such award.

Factors Considered in Setting Size of Requested Share Reserve

In setting the proposed increase in the number of authorized shares of Common Stock under the Omnibus Incentive Plan, the Compensation Committee and the Board considered a number of factors. These factors included:

•

The Company’s three-year average burn rate. Our three-year average “burn rate” was 1.14% for fiscal years 2018 through 2020. We define burn rate as the total number of options and full value shares granted to Participants in a fiscal year expressed as a percent of our weighted average shares outstanding. We believe our historical burn rate is reasonable for a company of our size in our industry.

•

Estimated duration of shares available for issuance under the Omnibus Incentive Plan. Based on the requested number of shares to be reserved under the Omnibus Incentive Plan and on our three-year average burn rate as described above, we expect that the requested share reserve will cover Awards for approximately two to three years. We believe the estimated duration of the requested share reserve is reasonable for a company of our size in our industry.

•

Expected dilution. As of December 31, 2020, our estimated existing overhang was 4.7%. We define existing overhang as the sum of the following items expressed as a percentage of our weighted average shares outstanding during 2020: (i) the total number of shares subject to outstanding Awards and (ii) the total number of shares of Common Stock available for future grants under the

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Omnibus Incentive Plan. Our total overhang as of that same date would be 6.6% based on including the additional 450,000 shares that would be available for issuance under the Omnibus Incentive Plan upon its approval by stockholders. We believe that the expected dilution that will result from the Omnibus Incentive Plan is reasonable for a company of our size in our industry.

Consequences of Failure to Approve the Proposal

If the Amendment is not approved by the Company’s stockholders, then the Omnibus Incentive Plan will continue in effect in its current form and we will continue to grant equity awards under the Omnibus Incentive Plan, in its current form, until the authorized reserve of shares of Common Stock is exhausted, which we estimate will occur within the next year. In addition, we believe that our ability to operate and successfully create value for our stockholders depends on the efforts of all of our employees and, therefore, it is in the best interests of the Company and our stockholders for employees of the Company to have an ownership interest in the Company. Consequently, 90.1% of our equity awards granted in 2020 were made to employees other than our NEOs. If the Amendment is not approved by the Company’s stockholders, we would be unable to continue to make grants to employees, which may hinder our ability to attract and retain employees and align their interests with our stockholders.

Summary of the Plan

Set forth below is a summary of the material features of the Omnibus Incentive Plan, including the modifications to such features that would result from the Amendment. This summary is qualified in its entirety by reference to, and should be read in conjunction with, (1) the full text of the Omnibus Incentive Plan, which is incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form S-1, (2) the First Amendment to the Omnibus Incentive Plan, which is incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 16, 2019, and (3) the Amendment, which is attached to this Proxy Statement as Annex A.

Purpose

The purpose of the Omnibus Incentive Plan is to give us a competitive advantage in attracting, retaining and motivating officers, employees, directors, and/or consultants and to provide us with a means of providing incentives for future performance of services directly linked to the profitability of our business and increases in stockholder value.

Administration

The Omnibus Incentive Plan will be administered by our Board of Directors or a committee of our Board of Directors as our Board of Directors may from time to time designate, which we refer to as the “Committee”. The Compensation Committee of the Board of Directors is currently designated to act as the Committee. Among other things, the Committee has the authority to select individuals to whom awards may be granted, to determine the type of award as well as the number of shares of Common Stock to be covered by each award, and to determine the terms and conditions of any such awards. Subject to certain exceptions in the Omnibus Incentive Plan, applicable law, and the listing standards of the applicable exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members or persons selected by it.

Eligibility

Generally, current and prospective (to the extent they have accepted an offer of employment or consultancy) directors, officers, employees, and/or consultants to us and any of our subsidiaries and affiliates are eligible to be granted awards under the Omnibus Incentive Plan. As of March 1, 2021, the Company had nine non-employee directors of the Company, five additional non-employee directors of the Company’s subsidiaries, five executive officers, approximately 1,168 employees, and approximately seven consultants.

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Shares Subject to the Omnibus Incentive Plan

The Amendment would increase the aggregate number of shares of Common Stock available for issuance under the Omnibus Incentive Plan from 2,000,000 shares to 2,450,000 shares and would increase the maximum number of shares that may be granted pursuant to options intended to be incentive stock options from 2,000,000 shares to 2,450,000 shares. On March 10, 2021, the closing price as reported on the NASDAQ of a share of Common Stock was $82.82 per share.

The shares of Common Stock subject to grant under the Omnibus Incentive Plan may be made available from authorized and unissued shares, treasury shares or shares purchased on the open market. To the extent that any award is forfeited, or any stock option or stock appreciation right (“SAR”) terminates, expires or lapses without being exercised, or any award is settled for cash, the shares of Common Stock subject to such awards not delivered as a result thereof will again be available for awards under the Omnibus Incentive Plan. If the exercise price of any stock option and/or the tax withholding obligations relating to any award are satisfied by delivering shares of Common Stock (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock delivered or attested, will be deemed to be granted for purposes of the share limits under the Omnibus Incentive Plan.

The Omnibus Incentive Plan provides that in the event of certain extraordinary corporate transactions or events affecting us, the Committee or our Board of Directors will make such substitutions or adjustments as it deems appropriate and equitable to (1) the aggregate number and kind of shares or other securities reserved for issuance and delivery under the Omnibus Incentive Plan, (2) the various maximum limitations set forth in the Omnibus Incentive Plan, (3) the number and kind of shares or other securities subject to outstanding awards, and (4) the exercise price of outstanding options and SARs. In the case of corporate transactions such as a merger or consolidation, such adjustments may include the cancellation of outstanding awards in exchange for cash or other property or the substitution of other property for the shares subject to outstanding awards.

Awards

The Omnibus Incentive Plan provides for the grant of nonqualified and incentive stock options, SARs, restricted stock awards, restricted stock units, and other awards that may be settled in, or based upon the value of, our Common Stock.

Stock Options and SARs

Stock options granted under the Omnibus Incentive Plan may either be incentive stock options, which are intended to qualify for favorable treatment to the recipient under U.S. federal tax law, or nonqualified stock options, which do not qualify for this favorable tax treatment. SARs granted under the Omnibus Incentive Plan may either be “tandem SARs,” which are granted in conjunction with a stock option, or “free-standing SARs,” which are not granted in tandem with a stock option.

Each grant of stock options or SARs under the Omnibus Incentive Plan will be evidenced by an award agreement that specifies the exercise price, the duration of the award, the number of shares to which the award pertains and such additional limitations, terms and conditions as the Committee may determine, including, in the case of stock options, whether the options are intended to be incentive stock options or nonqualified stock options. The Omnibus Incentive Plan provides that the exercise price of stock options and SARs will be determined by the Committee, but may not be less than 100% of the fair market value of the stock underlying the stock options or SARs on the date of grant. Award holders may pay the exercise price in cash or, if set forth in an applicable award agreement, in Common Stock (valued at its fair market value on the date of exercise), by “cashless exercise” through a broker, or by withholding shares otherwise receivable on exercise. The term of stock options and SARs will be determined by the Committee, but may not exceed ten years from the date of grant. The Committee will determine the vesting and exercise

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schedule and other terms of stock options and SARs, and the extent to which they will be exercisable after the award holder’s service with the Company terminates.

Restricted Stock

Restricted stock may be granted under the Omnibus Incentive Plan with such restrictions as the Committee may designate. The Committee may provide at the time of grant that the vesting of restricted stock will be contingent upon the achievement of applicable performance goals and/or continued service.

Except for these restrictions and any others imposed under the Omnibus Incentive Plan or by the Committee, upon the grant of restricted stock under the Omnibus Incentive Plan, the recipient will have rights of a stockholder with respect to the restricted stock, including the right to vote the restricted stock. The Amendment would add a prohibition on the payment of dividends on shares of unvested restricted stock, other than dividends or dividend equivalents subject to the same time and/or performance-based vesting conditions applicable to the underlying award and paid, if vested, at the same time as the underlying award.

Restricted Stock Units

The Committee may grant restricted stock units payable in cash or shares of Common Stock, conditioned upon continued service and/or the attainment of performance goals (as described below) determined by the Committee. We are not required to set aside a fund for the payment of any restricted stock units and the award agreement for restricted stock units will specify whether, to what extent and on what terms and conditions the applicable participant will be entitled to receive dividend equivalents with respect to the restricted stock units.

Other Stock-Based Awards

The Committee may grant unrestricted shares of our Common Stock, or other awards denominated in our Common Stock, alone or in tandem with other awards, in such amounts and subject to such terms and conditions as the Committee determines from time to time in its sole discretion as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions.

Other Performance Awards

Under the Omnibus Incentive Plan, the Committee may provide that the grant, vesting or settlement of an award granted under the Omnibus Incentive Plan is subject to the attainment of one or more performance goals.

The Committee has the authority to establish any performance objectives to be achieved during the applicable performance period when granting performance awards.

Termination of Employment

The impact of a termination of employment on an outstanding award granted under the Omnibus Incentive Plan, if any, will be set forth in the applicable award agreement.

Treatment of Outstanding Equity Awards following a Change in Control

The Omnibus Incentive Plan provides that, unless otherwise set forth in an award agreement, in the event of a change in control (as defined in the Omnibus Incentive Plan), (1) any stock option or SAR will become fully exercisable and vested, (2) the restrictions on any restricted stock will lapse and the shares will vest and become transferable, (3) all restricted stock units will be considered earned and payable in full and any restrictions will lapse, and (4) any performance-based awards will be deemed earned and payable in full, with the applicable performance goals to be deemed achieved at the greater of target or actual performance through the date of the change in control. The Committee may also make additional

52        Triumph Bancorp  |  2021 Proxy Statement

adjustments and/or settlements of outstanding equity awards as it deems appropriate and consistent with the purposes of the Omnibus Incentive Plan.

A “change in control” is generally deemed to occur under the Omnibus Incentive Plan upon:

(i)

the acquisition by any individual, entity, or group of “beneficial ownership” (pursuant to the meaning given in Rule 13d-3 under the Exchange Act) of 30% or more of either (a) the outstanding shares of our Common Stock, or (b) the combined voting power of our then outstanding voting securities, with each of clauses (a) and (b) subject to certain customary exceptions;

(ii)

individuals who, as of the date the Omnibus Incentive Plan is adopted, constitute the Board of Directors cease to constitute at least a majority of the Board of Directors, with directors whose appointment or election is endorsed by at least a majority of the incumbent directors then on the Board of Directors being considered incumbent directors for this purpose (subject to certain customary exceptions);

(iii)

the consummation of a merger, a sale or other disposition by us of all or substantially all of our assets, or any other business combination of the Company with any other corporation, other than any merger or business combination following which (a) the individuals and entities that were the beneficial owners of our outstanding Common Stock and voting securities immediately prior to such business combination beneficially own more than 50% of the then-outstanding shares of Common Stock and combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such business combination in substantially the same proportions as immediately prior to such business combination, (b) no person beneficially owns 30% or more of the then-outstanding shares of Common Stock of the entity resulting from such business combination or the combined voting power of the then-outstanding voting securities of such entity, and (c) at least a majority of the members of the Board of Directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such business combination were members of the Board of Directors at the time the execution of the initial agreement providing for the transaction was approved; or

(iv)	the approval by our stockholders of a complete liquidation or dissolution of the Company.

Amendment and Termination

The Omnibus Incentive Plan may be amended, altered, suspended, discontinued or terminated by our Board of Directors, but no amendment, alteration, suspension, discontinuation or termination may be made if it would materially impair the rights of a participant (or his or her beneficiary) without the participant’s (or beneficiary’s) consent, except for any such amendment required to comply with law. The Omnibus Incentive Plan may not be amended without stockholder approval to the extent such approval is required to comply with applicable law or the listing standards of the applicable exchange.

New Plan Benefits

Awards under the Omnibus Incentive Plan are made at the discretion of the Committee. Therefore, the benefits or amounts that will be received by or allocated to each NEO, all current executive officers as a group, all directors who are not executive officers as a group, and all employees who are not executive officers as a group, under the Omnibus Incentive Plan if the Amendment is approved by stockholders are not presently determinable.

Federal Income Tax Consequences Relating to Awards Granted pursuant to the Omnibus Incentive Plan

The following discussion summarizes certain federal income tax consequences of awards under the Omnibus Incentive Plan. This discussion is based on current laws in effect on the date of this Proxy Statement, which are subject to change (possibly retroactively). The summary does not purport to cover

Triumph Bancorp  |  2021 Proxy Statement        53

federal employment tax or other federal tax consequences that may be associated with the Omnibus Incentive Plan, nor does it cover state, local or non-U.S. tax consequences. The tax treatment of participants in the Omnibus Incentive Plan may vary depending on each participant’s particular situation and may, therefore, be subject to special rules not discussed below. Participants are advised to consult with a tax advisor concerning the specific tax consequences of participating in the Omnibus Incentive Plan.

Incentive Stock Options

In general, a participant realizes no taxable income upon the grant or exercise of an incentive stock option (“ISO”). However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and a deduction for us) equal to the fair market value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which we are not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which we are not entitled to a deduction.

Nonqualified Stock Options

In general, in the case of a nonqualified stock option, the participant has no taxable income at the time of grant but realizes ordinary income in connection with the exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is available to us. Any gain or loss recognized upon a subsequent sale or exchange of the shares is treated as capital gain or loss for which we are not entitled to a deduction.

Restricted Stock

Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Stock as of that date, less any amount paid for the stock, and the Company will be allowed a corresponding tax deduction at that time. If the participant files an election under Section 83(b) of the Code within 30 days after the date of grant of the restricted stock, the participant will recognize ordinary income as of the date of grant equal to the fair market value of the Common Stock as of that date, less any amount the participant paid for the Common Stock, and the Company will be allowed a corresponding tax deduction at that time. Any future appreciation in the Common Stock will be taxable to the participant at capital gains rates. However, if the restricted stock award is later forfeited, the participant will not be able to recover the tax previously paid pursuant to his Section 83(b) election.

Restricted Stock Units

A participant does not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock unit is granted. When the restricted stock units vest and are settled for cash or stock, the participant generally will be required to recognize as ordinary income an amount equal to the fair market value of the shares, or the amount of cash, delivered. Any gain or loss recognized upon a subsequent sale or exchange of the stock (if settled in stock) is treated as capital gain or loss for which the Company is not entitled to a deduction.

54        Triumph Bancorp  |  2021 Proxy Statement

PROPOSAL 4:  RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed the accounting firm of Crowe LLP to serve as Triumph’s independent registered public accounting firm for the fiscal year ending December 31, 2021. A proposal to ratify that appointment will be presented at the Annual Meeting. Representatives of Crowe LLP are expected to be present at the meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Stockholder ratification of the selection of Crowe LLP as our independent public accountants is not required by our Bylaws or other applicable legal requirement. However, the Board of Directors is submitting the selection of Crowe LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interests and our stockholders’ best interests.

Audit and Non-Audit Fees

For the fiscal years ended December 31, 2020 and 2019, Crowe LLP provided various audit and audit-related services to the Company. Set forth below are the aggregate fees billed for these services:

	2020	2019

Audit fees	$1,440,200	$1,208,716

Audit-related fees	19,800	39,033

Tax fees	216,000	258,030

	$1,676,000	$1,505,779

Audit fees include aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements, for the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, for the issuance of comfort letters and SEC consents, and for the audit pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-related fees are fees for assurance and related services that are reasonably related to Crowe LLP’s audits and are not reported under “audit fees”, including, during 2020 and 2019, work performed in connection with employee benefit plan audits and consultations concerning accounting and financial reporting standards.

Tax fees for 2020 include approximately $156,000 for tax compliance, including the preparation, filing, and review of tax returns and approximately $60,000 for tax consulting related to tax advice and tax planning.

Tax fees for 2019 include approximately $195,000 for tax compliance, including the preparation, filing, and review of tax returns and approximately $63,000 for tax consulting related to tax advice and tax planning.

No fees were billed for professional services rendered for services or products other than those listed under the captions “Audit Fees”, “Audit-Related Fees”, and “Tax Fees” for 2019 and 2020.

Triumph Bancorp  |  2021 Proxy Statement        55

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee of the Board of Directors has implemented procedures to ensure that all audit, audit-related and permitted non-audit services provided to us are pre-approved by the Audit Committee. Any audit and non-audit services require specific pre-approval by the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members when expedition of services is necessary and this special pre-approval is reported out at the next meeting of the Audit Committee.

All of the audit-related, tax and all other services provided by Crowe LLP to us in 2020 were approved by the Audit Committee. The Audit Committee has determined that all non-audit services provided by Crowe LLP in 2020 were compatible with maintaining its independence in the conduct of its auditing functions.

The Board of Directors unanimously recommends a vote FOR the ratification of our appointment of Crowe LLP as our independent registered public accounting firm for the current fiscal year.

56        Triumph Bancorp  |  2021 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements in the Annual Report with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and accounting estimates, and the clarity of disclosures in the financial statements. Also, the Audit Committee reviewed and discussed with management and the independent auditor the quarterly and annual earnings press releases and financial statements prior to their issuance.

The Audit Committee is governed by a charter. A copy of the charter is available on the Company’s website at http://ir.triumphbancorp.com. The Audit Committee held nine meetings during 2020. The Company’s current Audit Committee Charter was last updated on July 21, 2020. The Audit Committee is comprised solely of independent directors as defined by NASDAQ listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. Two of the four Audit Committee members are audit committee financial experts as defined by the SEC.

The meetings of the Audit Committee are designed to facilitate and encourage communication among the Audit Committee, the Company, the Company’s internal auditors and the Company’s independent auditor. The Audit Committee discussed with the Company’s internal auditors and independent auditor the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and the independent auditor, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control, and the overall quality of the Company’s financial reporting.

The Audit Committee recognizes the importance of maintaining the independence of the Company’s Independent Auditor, both in fact and appearance. The Audit Committee evaluates the qualifications, performance and independence of the Company’s Independent Auditor and its lead partner and makes a determination whether to re-engage the current Independent Auditor. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the auditors, the auditors’ capabilities and the auditors’ technical expertise and knowledge of the Company’s operations and industry. The Audit Committee participates in discussions and negotiations of audit and audit-related fees and approves all fees and services of the Independent Auditor. The Audit Committee has appointed Crowe LLP as the Company’s Independent Auditor for 2021. Crowe LLP has been the Independent Auditor for the Company since 2012.

The members of the Audit Committee and the Board of Directors believe that, due to Crowe LLP’s knowledge of the Company and of the industries in which the Company operates, it is in the best interests of the Company and its stockholders to continue retention of Crowe LLP to serve as the Company’s Independent Auditor. The Audit Committee has overall responsibility for the appointment, compensation and oversight of the Independent Auditor. Although the Audit Committee has the sole authority to appoint the Independent Auditor, the Audit Committee will continue to recommend that the Board of Directors ask the stockholders, at the Annual Meeting, to ratify the appointment of the Independent Auditor.

The Audit Committee reviewed with the Independent Auditor, which is responsible for expressing an opinion on the conformity of the audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), including PCAOB Auditing Standard No. 16, Communications with Audit Committees, the rules of the SEC, and other applicable regulations. The Audit Committee also discussed with the Independent Auditor the critical audit

Triumph Bancorp  |  2021 Proxy Statement        57

matter included in the Independent Auditor’s 2019 report. In addition, the Audit Committee has discussed with the Independent Auditor the firm’s independence from Company management and the Company, including the matters in the letter from the firm required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with the Independent Auditor’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed by the Company with the SEC.

THE AUDIT COMMITTEE

Michael P. Rafferty, Chairman

Maribess L. Miller

C. Todd Sparks

Debra Bradford

March 16, 2021

58        Triumph Bancorp  |  2021 Proxy Statement

STOCKHOLDER PROPOSALS

Stockholder proposals submitted pursuant to SEC Rule 14a-8 for inclusion in our 2022 proxy statement and acted upon at our 2022 Annual Meeting (the “2022 Annual Meeting”) must be received by us at our executive offices at 12700 Park Central Drive, Suite 1700, Dallas, Texas 75251, Attention: Corporate Secretary, on or prior to November 27, 2021. If, however, the 2022 Annual Meeting takes place more than 30 days before or after April 27, 2022, then the deadline for stockholder proposals submitted pursuant to SEC Rule 14a-8 for inclusion in our 2021 proxy statement and acted upon at our 2022 Annual Meeting shall be a date that we determine to be a reasonable time before we begin to print and send our Proxy Materials. In this event, we will disclose this deadline in a public filing with the SEC.

Stockholder proposals submitted for consideration at the 2022 Annual Meeting but not submitted pursuant to SEC Rule 14a-8, including stockholder nominations for candidates for election as directors, generally must be delivered to the Secretary at our executive offices not later than 90 days nor earlier than 120 days before the first anniversary of the date of the 2021 Annual Meeting. As a result, any notice given by a stockholder pursuant to the provisions of our Bylaws (other than notice pursuant to SEC Rule 14a-8) must be received no earlier than December 29, 2021 and no later than January 28, 2022. However, if the date of the 2022 Annual Meeting occurs more than 30 days before or more than 60 days after April 27, 2022, notice by the stockholder of a proposal must be delivered no later than the later of 70 days prior to the date of such annual meeting or the 7th day following the earlier of the date on which notice of the annual meeting is first mailed by or on behalf of the Company or the day on which we first make a public announcement of the date of the annual meeting. Stockholder proposals or nominations must include the specified information concerning the stockholder and the proposal or nominee as described in our Bylaws.

Triumph Bancorp  |  2021 Proxy Statement        59

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirement for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to all holders at that address. This process is commonly known as “householding.” To conserve resources and reduce expenses, we consolidate materials under these rules when possible. Stockholders who participate in householding will receive separate proxy cards.

Because we are using the SEC’s notice and access rule and are delivering proxy materials electronically, we will not household our proxy materials or notices to stockholders of record sharing an address. This means that stockholders of record who share an address will each be mailed a separate Notice of Internet Availability of Proxy Materials. However, certain brokerage firms, banks, or similar entities holding our Common Stock for their customers may household proxy materials or notices. Stockholders sharing an address whose shares of our Common Stock are held in street name should contact their broker if they now receive (i) multiple copies of our proxy materials or notices and wish to receive only one copy of these materials per household in the future, or (ii) a single copy of our proxy materials or notice and wish to receive separate copies of these materials in the future.

If at any time you would like to receive a paper copy of the annual report or proxy statement, please write to Investor Relations, Triumph Bancorp, Inc., 12700 Park Central Drive, Suite 1700, Dallas, Texas 75251.

By Order of the Board of Directors,

Aaron P. Graft

President and Chief Executive Officer

60        Triumph Bancorp  |  2021 Proxy Statement

ANNEX A	SECOND AMENDMENT TO THE TRIUMPH BANCORP, INC. 2014 OMNIBUS INCENTIVE PLAN

THIS SECOND AMENDMENT (the “Amendment”) to the Triumph Bancorp, Inc. Omnibus Incentive Plan (the “Plan”), is made effective as of March 16, 2021 (the “Amendment Effective Date”), by Triumph Bancorp, Inc. (the “Company”), subject to approval by the Company’s stockholders.

W I T N E S S E T H:

WHEREAS, Section 11(c) of the Plan provides that the Compensation Committee of the Company’s board of directors (the “Committee”) may amend the Plan, subject to the approval of the Company’s stockholders if such approval is required by the listing standards of the NASDAQ;

WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to amend the Plan in order to, among other things, increase the total number of shares of common stock, par value $0.01 per share, of the Company (“Shares”) reserved for delivery with respect to awards under the Plan in order to ensure that sufficient shares of Common Stock are available for future awards and to extend the term of the Plan; and

WHEREAS, the Committee now desires to amend the Plan in the manner contemplated hereby, subject to approval by the Company’s stockholders at the Company’s 2021 Annual Meeting of Stockholders.

NOW, THEREFORE, the Plan shall be amended as of the Amendment Effective Date, subject to approval by the Company’s stockholders, as set forth below:

1.	The first two sentences of Clause (a) of Section 3 of the Plan is hereby deleted in its entirety and replaced with the following:

(a)

Plan Maximums. The maximum number of Shares that may be granted pursuant to Awards under this Plan shall be 2,450,000 Shares. Subject to the provisions of Section 3(c) (relating to adjustments upon changes in capital structure and other corporate transactions), the maximum number of Shares that may be granted pursuant to Stock Options intended to be Incentive Stock Options shall be 2,450,000 Shares.

2.	Clause (d) of Section 6 of the Plan is hereby deleted in its entirety and replaced with the following:

(d)

Rights of a Shareholder. Except as provided in this Section 6 and the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a shareholder of the Company holding the class or series of Shares of Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any dividends; provided however, any dividends or dividend equivalents on Shares of Restricted Stock shall subject to the same time and/or performance-based vesting conditions applicable to the underlying Award and paid, if vested, at the same time as the underlying Award.

3.	Clause (b) of Section 11 of the Plan is hereby deleted in its entirety and replaced with the following:

(b)	Termination. The Plan will terminate on March 16, 2031. Awards outstanding as of such date shall not be affected or impaired by the termination of this Plan.”

A-1        Triumph Bancorp  |  2021 Proxy Statement

12700 Park Central Drive Suite 1700

Dallas, Texas 75251

triumphbancorp.com

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT!

PLEASE VOTE BY:

INTERNET

Go To: www.proxypush.com/TBK
• Cast your vote online
• Have your Proxy Card ready.
• Follow the simple instructions to record your vote.
PHONE
Call 1-866-206-5381
• Use any touch-tone telephone, 24 hours a day, 7 days a week.
• Have your Proxy Card ready.
• Follow the simple recorded instructions.
MAIL
• Mark, sign and date your Proxy Card.
• Fold and return your Proxy Card Form in the postage-paid envelope provided.

CONTROL NUMBER
Triumph Bancorp, Inc.
Annual Meeting of Stockholders	Please fold here — Do not separate
For Stockholders as of February 26, 2021

TIME:	Tuesday, April 27, 2021 10:00 AM, Local Time
PLACE:	Annual Meeting to be held live via the Internet - please visit
www.proxydocs.com/TBK for more details. There is no physical location.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Adam D. Nelson and Gail Lehmann, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Triumph Bancorp, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE PROPOSALS IN ITEMS 1, 2, 3 AND 4, AND AUTHORITY WILL BE GRANTED UNDER ITEM 5. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2021 Mediant Communications Inc. All Rights Reserved

Triumph Bancorp, Inc.

Annual Meeting of Stockholders

Please make your marks like this: ☒ Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL(S) 1, 2, 3, 4.

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

1.	Election of Directors
		FOR	AGAINST	ABSTAIN
	1.01 Carlos M. Sepulveda, Jr.	☐	☐	☐	FOR

	1.02 Aaron P. Graft	☐	☐	☐	FOR

	1.03 Charles A. Anderson	☐	☐	☐	FOR

	1.04 Richard L. Davis	☐	☐	☐	FOR

	1.05 Michael P. Rafferty	☐	☐	☐	FOR

	1.06 C. Todd Sparks	☐	☐	☐	FOR

	1.07 Debra Bradford	☐	☐	☐	FOR

	1.08 Laura Easley	☐	☐	☐	FOR

	1.09 Frederick Perpall	☐	☐	☐	FOR

	1.10 Maribess Miller	☐	☐	☐	FOR

		FOR	AGAINST	ABSTAIN
2.	Non-binding advisory resolution to approve the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement (the “Say on Pay Proposal”);	☐	☐	☐	FOR

3.	Approve the Second Amendment to the Triumph Bancorp, Inc. 2014 Omnibus Incentive Plan;	☐	☐	☐	FOR

4.	Ratify the appointment of Crowe LLP as our independent registered public accounting firm for the current fiscal year; and	☐	☐	☐	FOR

5.	The transaction of such other business as may properly come before the meeting.

You must pre-register to attend the meeting online and/or participate at the email address indicated.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date